UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1999 K Street, N.W.
Fourth Floor
Washington, D.C. 20006

TO HOLDERS OF FARMER MAC
VOTING COMMON STOCK

April 6, 2020

Dear Farmer Mac Stockholder:

The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac") is pleased to invite you to attend Farmer Mac's 2020 Annual Meeting of Stockholders to be held on Thursday, May 7, 2020, at 8:00 a.m. local time at Farmer Mac, 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

We intend to hold our annual meeting in person, but we are actively monitoring the coronavirus disease 2019 (COVID-19). We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold our annual meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Any alternative arrangements may include supplementing the in person meeting with a courtesy dial-in number by which shareholders could listen to the meeting or holding the meeting by means of remote communication. Please monitor our annual meeting information available on our website at www.farmermac.com/investors/events-presentations/ for updated information. If you are planning to attend our Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares by proxy before the Annual Meeting regardless of whether you intend to attend in person.

We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about Farmer Mac and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 2019 Annual Report. Although the Annual Report is not proxy soliciting material, we suggest you read it for more information about Farmer Mac. Please complete, sign, date, and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.

Sincerely,

LaJuana S. Wilcher
Board Chair

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

NOTICE OF ANNUAL MEETING

April 6, 2020

Notice is hereby given that the 2020 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac") will be held on Thursday, May 7, 2020, at 8:00 a.m. local time at Farmer Mac, 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006.

As described in the attached Proxy Statement, the meeting will be held for the following purposes:

•to elect ten directors, five of whom will be elected by holders of Class A Voting Common Stock and five of whom will be elected by holders of Class B Voting Common Stock, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;
•to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for fiscal year 2020;
•to approve, on an advisory basis, the compensation of Farmer Mac's named executive officers disclosed in the attached Proxy Statement; and
•to consider and act on any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Please read the attached Proxy Statement for information about the matters to be considered and acted on at the meeting.

Eligible holders of record of Farmer Mac's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on March 6, 2020 are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting. For at least ten days before the meeting, a list of Farmer Mac's stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of Farmer Mac between the hours of 9:00 a.m. and 5:00 p.m. local time.

We intend to hold our annual meeting in person, but we are actively monitoring the coronavirus disease 2019 (COVID-19). We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold our annual meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Any alternative arrangements may include supplementing the in person meeting with a courtesy dial-in number by which shareholders could listen to the meeting or holding the meeting by means of remote communication. Please monitor our annual meeting information available on our website at www.farmermac.com/investors/events-presentations/ for updated information.

Whether you intend to be present at the meeting or not, please complete and date the enclosed proxy card, sign it exactly as your name appears on the card, and return it in the postage prepaid envelope. This will ensure the voting of your shares if you do not attend the meeting. The giving of your proxy will not affect your right to vote your shares personally if you attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FARMER MAC.

By order of the Board of Directors,

Stephen P. Mullery
Secretary

i

ii

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1999 K Street, N.W.
Fourth Floor
Washington, D.C. 20006

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held on May 7, 2020

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors ("Board") of the Federal Agricultural Mortgage Corporation ("Farmer Mac") of proxies from the holders of Farmer Mac's Class A Voting Common Stock and Class B Voting Common Stock (together, "Voting Common Stock"). Farmer Mac is not soliciting proxies from the holders of its Class C Non-Voting Common Stock. The proxies will be voted at Farmer Mac's 2020 Annual Meeting of Stockholders ("Meeting"), to be held on Thursday, May 7, 2020, at 8:00 a.m. local time at Farmer Mac, 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006, and at any adjournment or postponement of the Meeting. The Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card are being mailed to holders of Voting Common Stock on or about April 6, 2020. In this Proxy Statement, "we," "us," and "our" refer to Farmer Mac except as the context otherwise requires or as otherwise noted.

At the Meeting, Farmer Mac's Board will present for a vote the election of ten members to the Board (Proposal 1) and the ratification of the appointment of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for fiscal year 2020 (Proposal 2). The Board will also present for a vote the approval, on an advisory basis, of the compensation of Farmer Mac's named executive officers disclosed in this Proxy Statement (Proposal 3). The Board is not aware of any other matter to be presented for a vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for Farmer Mac's Annual Meeting of Stockholders to be held on May 7, 2020: the Proxy Statement, sample proxy cards, and Farmer Mac's 2019 Annual Report are available at www.farmermac.com/investors/financial-information/.

GENERAL INFORMATION

Voting Rights

One of the purposes of the Meeting is to elect ten members to the Board. Title VIII of the Farm Credit Act of 1971, as amended (referred to as Farmer Mac's charter), provides that Farmer Mac's Class A Voting Common Stock may be held only by banks, insurance companies, and other financial institutions or entities that are not Farm Credit System institutions. Farmer Mac's charter also provides that Farmer Mac's Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of Voting Common Stock who are not eligible holders of that stock may not vote the shares held and should dispose of their stock to eligible holders. Farmer Mac has the right, but not the obligation, to repurchase shares of Voting Common Stock from ineligible holders for book value.

Farmer Mac's charter provides that five members of the Board will be elected by the holders of the Class A Voting Common Stock ("Class A Holders") and that five members of the Board will be elected by the holders of the Class B Voting Common Stock ("Class B Holders"). The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate. The President of the United States designates the Chair of the Board from among the five appointed Board members.

Record Date

The Board has fixed March 6, 2020 as the record date to determine the stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, Farmer Mac had 1,030,780 shares of Class A Voting Common Stock outstanding and 500,301 shares of Class B Voting Common Stock outstanding, which together constitute the only shares of

Farmer Mac's outstanding capital stock entitled to vote at the Meeting. See "Stock Ownership of Directors, Director Nominees, Named Executive Officers, and Certain Beneficial Owners—Principal Holders of Voting Common Stock."

Voting

The presence, in person or by proxy, of the holders entitled to vote at least a majority of Farmer Mac's outstanding Voting Common Stock is required for a quorum at the Meeting. Thus, 765,541 shares of Voting Common Stock must be represented by stockholders present at the Meeting or by proxy to have a quorum.

Proposal 1

Under Farmer Mac's charter, the holders of Farmer Mac's Voting Common Stock are entitled to one vote per share, with cumulative voting permitted at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders. Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders.

A stockholder may withhold a vote from one or more nominees by filling in the circle next to the names of those nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are provided in writing, the stockholder's votes will then be cast evenly among the remaining nominees for its class. We urge stockholders who intend to cumulate their votes for any nominee to read the instructions on the proxy card and to indicate how votes shall be cumulated in the space to the right of the applicable nominee name on the proxy card. The five nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the nominees becomes unavailable for election, the Proxy Committee (described below) will cast votes under the authority granted by the enclosed proxy for any substitute or other nominee as the Board may designate. If proxies are signed and returned but no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted for the five nominees specified in this Proxy Statement as Class A nominees, with the votes being cast evenly among each of the Class A nominees, and the proxies represented by the Class B Voting Common Stock will be voted for the five nominees specified in this Proxy Statement as Class B nominees, with the votes being cast evenly among each of the Class B nominees.

The election of directors shall be decided by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election of each class of directors. Votes to withhold from all nominees and broker non-votes (as defined below) will not affect the outcome of the vote of Proposal 1.

Proposals 2 and 3

Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock. The affirmative vote of a majority of the votes cast by the holders of shares of Farmer Mac's Voting Common Stock entitled to vote and represented in person or by proxy at the Meeting is required for the approval of Proposals 2 and 3. Farmer Mac's Amended and Restated By-Laws ("By-Laws") provide that "votes cast" do not include abstentions and broker non-votes (as defined below).

Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than Proposal 1 for the election of directors) will be counted to determine the presence of a quorum, but will not be voted for or against the proposal. Abstentions will not affect the outcome of the vote of Proposals 2 or 3.

If a holder of Voting Common Stock holds shares through an account with a bank or broker, the voting of the shares by the bank or broker when the holder does not provide voting instructions is governed by the rules of the New York Stock Exchange ("NYSE"), which allow banks and brokers to vote shares in their discretion on "routine" matters for which their customers do not provide voting instructions. On matters considered "non-routine," banks and brokers may not vote shares without a customer's instructions. A "broker non-vote" occurs when a bank or broker holding the shares has not received voting instructions from its customer and either chooses not to vote those shares on a routine matter at a stockholders' meeting, or is not permitted to vote those shares because a proposal is considered a non-routine matter. Broker non-votes will be counted as shares present at the Meeting to determine whether a quorum is present, but will not be voted for or against the related proposal.

The ratification of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for fiscal year 2020 is considered a routine matter. Thus, banks and brokers may vote shares on Proposal 2 if they have not received a customer's instructions, and there generally will be no broker non-votes on this proposal unless a bank or broker chooses not to vote shares on Proposal 2.

All other proposals in this Proxy Statement are considered "non-routine" matters, so stockholders must provide their banks or brokers with instructions on how to vote for their shares to be voted. Broker non-votes will not affect the outcome of the vote on Proposal 3 because broker non-votes will not be considered as "votes cast."

Proxy Procedure

Any holder of Voting Common Stock will be afforded the right to vote through the proxy solicited by the Board. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. We urge stockholders to specify their choices by marking the appropriate boxes on the enclosed proxy card.

Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy, and voting in person. Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying Farmer Mac's Secretary in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

The Proxy Committee consists of three executive officers of Farmer Mac – Stephen P. Mullery, Bradford T. Nordholm, and Aparna Ramesh – and will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders in the manner specified. The Proxy Committee will also vote the shares represented by proxies in accordance with its members' best judgment on any matters not known when this Proxy Statement was printed that may properly be presented for action at the Meeting.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board has adopted a formal set of standards to form the basis for determinations of director independence prescribed by NYSE listing requirements. To be considered "independent" under these standards, the Board must affirmatively determine that a director does not have a material relationship with Farmer Mac or any of its affiliates (as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended, or "Securities Act") other than as a director of Farmer Mac, either directly or as a partner, stockholder, or officer of an organization that has a relationship with Farmer Mac. The Board broadly considers all relevant facts and circumstances in making an independence determination, including the following criteria, as well as the guidance under the NYSE listing standards and any other factors that the Board may deem relevant, in determining whether a director lacks a material relationship with Farmer Mac and therefore is "independent":

(a)the director is not, and has not been during the preceding three years, an employee of Farmer Mac, and the director has no immediate family member who is, or has been during the preceding three years, an executive officer of Farmer Mac;

(b)the director has not received, and has no immediate family member who has received, more than $120,000 in direct compensation from Farmer Mac during any twelve-month period within the preceding three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c)the director is not currently an employee of, and has no immediate family member who is a current partner or executive officer of, any entity that has made payments to, or received payments from, Farmer Mac for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (i) $1 million and (ii) 2% of such other entity's consolidated gross revenues;

(d)(i) the director is not a current partner or employee of a firm that is Farmer Mac's internal or external auditor; (ii) the director has no immediate family member who is a current partner of such a firm; (iii) the director has no immediate family member who is a current employee of such a firm and personally works on Farmer Mac's audit;

and (iv) the director or an immediate family member was not within the last three years a partner or employee of such a firm and did not personally work on Farmer Mac's audit within that time;

(e)the director or an immediate family member is not, and has not been during the preceding three years, employed as an executive officer of another company where any of Farmer Mac's present executive officers at the same time serves or served on that company's compensation committee;

(f)the director is not, and has not been during any of the preceding three fiscal years, affiliated with a tax-exempt organization that received within the preceding three years contributions from Farmer Mac that exceeded in any single fiscal year the greater of (i) $1 million and (ii) 2% of such other organization's consolidated gross revenues;

(g)the director is not an officer, partner, or employee of, and has no immediate family member who is an officer or partner of, any entity (or affiliate thereof) that (i) is doing business with Farmer Mac (which, for these purposes, includes the origination, or sale to Farmer Mac, of any loans or securities that are currently (A) held on Farmer Mac's balance sheet or (B) off-balance sheet obligations of Farmer Mac), or (ii) holds 5% or greater of Farmer Mac's Class A or Class B Voting Common Stock;

(h)the director does not hold, and is not a candidate to hold, an elected office of the Federal government;

(i)the director is not an employee of the Federal government who either is in a position to oversee Farmer Mac's business or is employed by an agency that oversees Farmer Mac's business; and

(j)the director does not have any other relationships, not described in (a) through (i), with Farmer Mac or the members of management of Farmer Mac that the Board has determined to be material.

Under these independence criteria, the term "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person's home.

These independence criteria are included in Farmer Mac's Corporate Governance Guidelines available on Farmer Mac's website, www.farmermac.com, in the "Corporate Governance" portion of the "Investors" section. These criteria meet or exceed all standards for director independence under applicable rules of the Securities and Exchange Commission ("SEC") and NYSE.

In March 2020, the Board considered all direct and indirect transactions and relationships between each director (either directly or as a partner, stockholder, officer, director, or employee of an entity that has a relationship with Farmer Mac) and Farmer Mac and its management to determine whether any of those transactions or relationships were inconsistent with a determination that the director is independent. As a result of its review, the Board affirmatively determined that each of the following current directors meets the criteria for director independence set forth above and thus is independent: Dennis L. Brack, Richard H. Davidson, Everett M. Dobrinski, James R. Engebretsen, Sara L. Faivre, Thomas W. Hill, Mitchell A. Johnson, Lowell L. Junkins, Clark B. Maxwell, Robert G. Sexton, Daniel L. Shaw, Bruce J. Sherrick, Todd P. Ware, Myles J. Watts, and LaJuana S. Wilcher. Messrs. Hill and Maxwell are not standing for re-election at the Meeting. The Board also affirmatively determined that new director nominees Amy H. Gales and W. David Hemingway meet the criteria for director independence set forth above and thus are independent. In March 2019, the Board undertook the same review and affirmatively determined that each of the following former directors met the criteria for director independence set forth above and thus was independent: Chester J. Culver, Dennis A. Everson, and Keri L. Votruba. During the same review in March 2019, the Board determined that Douglas E. Wilhelm was not independent because Mr. Wilhelm was a party to a service agreement with an entity that held more than 5% of Farmer Mac's Class B Voting Common Stock, under which he served as an employee of the related stockholder.

In making its independence determinations, the Board considered that because financial institutions are required to own Voting Common Stock to participate in some of Farmer Mac's programs, transactions often occur in the ordinary course of business between Farmer Mac and companies or other entities at which some of the current directors or director nominees are or have been officers or directors. In particular, the Board evaluated for each of Messrs. Brack, Dobrinski, Sexton, and Ware all transactions between Farmer Mac and the company where each serves as a director. Those transactions included: (i) sales of qualified loans and guarantee and long-term standby purchase commitment transactions under Farmer Mac's Farm & Ranch and Rural Utilities lines of business; (ii) sales of USDA-guaranteed portions under Farmer Mac's USDA Guarantees line of business; (iii) purchases and guarantees of AgVantage bonds by Farmer Mac under its Institutional Credit line of business; and (iv) the annual amount of guarantee and commitment fees paid to Farmer Mac by that company and any servicing or other fees received by that company from Farmer Mac. In each case, the transactions had terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac. The Board affirmatively determined that none of the relationships were material under the independence criteria. For more information about transactions between Farmer Mac and entities affiliated with its current directors, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Related Party Transactions" and Note 3 in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 25, 2020. Mr. Junkins previously served as Farmer Mac's Acting President and Chief Executive Officer from December 2017 to October 2018. In determining that Mr. Junkins is independent, the Board considered guidance under the NYSE listing standards that provides that employment as an acting executive officer does not disqualify a director from being considered independent following that employment and that the receipt of compensation for former service as an acting executive officer is not required to be considered in determining a director's independence.

Board of Directors Meetings and Committees

The Board held twelve meetings in 2019. Each member of the Board attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which he or she served during 2019. All members of the Board are expected to attend the Meeting, which is held along with a regularly scheduled meeting of the Board. All current members of the Board attended the 2019 Annual Meeting of Stockholders except for (1) Mr. Shaw, who was appointed by the Board on December 13, 2019 to fill the vacancy created by the death of former Board member Keri L. Votruba and (2) Ms. Wilcher, who was sworn in as a Board member on December 20, 2019 after having been appointed by the President of the United States and confirmed by the U.S. Senate and was then sworn in as Board Chair on January 17, 2020 after being so designated by the President of the United States. The Board Chair generally presides over all meetings of the Board, including regularly scheduled executive sessions of the Board in which members of management do not participate. However, Farmer Mac's Corporate Governance Guidelines provide that the Board Chair or the majority of the Board may designate any other director to preside over executive sessions of non-management directors.

The Board currently has eight standing committees to help the Board perform its responsibilities: Audit Committee, Compensation Committee, Corporate Governance Committee, Credit Risk Committee, Enterprise Risk Committee, Financial Risk Committee, Public Policy and Corporate Social Responsibility Committee, and Strategy and Business Development Committee. Each director serves on at least one committee. The Board also forms ad hoc committees from time to time.

The following table sets forth the standing committees on which each current member of the Board serves:

	Audit	Compensation	Corporate Governance	Credit Risk	Enterprise Risk	Financial Risk	Public Policy and Corporate Social Responsibility	Strategy and Business Development
Brack			X		X			X (Chair)
Davidson		X (Chair)	X	X	X
Dobrinski	X			X			X
Engebretsen			X		X	X (Chair)
Faivre	X	X					X	X
Hill			X	X (Chair)		X
Johnson		X					X
Junkins		X	X				X (Chair)
Maxwell	X			X		X
Sexton	X			X		X
Shaw					X	X	X
Sherrick	X (Chair)	X						X
Ware	X				X			X
Watts				X	X (Chair)		X
Wilcher		X	X (Chair)				X

See "Class A Nominees," "Class B Nominees," and "Directors Appointed by the President of the United States" under "Proposal 1: Election of Directors—Information about Nominees for Directors" for more information about the current members of the Board who are standing for re-election at the Meeting.

The following table sets forth the key responsibilities of each standing Board committee, as well as the number of meetings each committee held during 2019:

Name of Board Committee	Number of Meetings Held in 2019	Key Committee Responsibilities
Audit	9	Engages an independent auditor to audit the financial statements and internal control over financial reporting of Farmer Mac; approves any non-audit services by this independent auditor; reviews the scope of audits as recommended by the independent auditor and Farmer Mac's internal audit function; and assists the Board in overseeing the integrity of financial statements and legal and compliance requirements
Compensation	7	Approves and/or makes recommendations to the Board on compensation and benefit plans for Farmer Mac's directors and designated executive officers
Corporate Governance	8	Recommends nominees for election to the Board; reviews and approves corporate governance policies and corporate governance guidelines; reviews reports on processes and procedures established to support and monitor compliance with Farmer Mac's code of business conduct and ethics and related corporate policies; resolves conflicts of interest; and exercises certain powers of the Board during the intervals between meetings of the Board
Credit Risk†	2	Oversees all policy matters relating to changes to Farmer Mac's credit, collateral valuation, underwriting, and loan diversification standards; makes recommendations to the Board on credit matters
Enterprise Risk	5	Oversees Farmer Mac's enterprise-wide risk management framework and risk across Farmer Mac as a whole and across all risk types; assists the Board and Farmer Mac's executive officers to identify, evaluate, monitor, and manage or mitigate internal and external risks related to Farmer Mac's business
Financial Risk†	5	Determines Farmer Mac's financial policies and oversees its financial affairs
Public Policy and Corporate Social Responsibility††	4	Considers matters of public policy related to Farmer Mac's business, including Farmer Mac's relationship with and policies regarding borrowers, Congress, and governmental agencies; oversees policy matters relating to corporate social responsibility, including diversity and inclusion
Strategy and Business Development	5	Oversees and makes recommendations to the Board on Farmer Mac's overall business strategy, the development and monitoring of Farmer Mac's lines of business, and the marketing strategies for Farmer Mac's products and services; monitors Farmer Mac's success in accomplishing business development goals in its business plan
† On May 9, 2019, the Board adopted amendments to Farmer Mac's By-Laws to include a new standing committee of the Board (the Credit Risk Committee) to oversee certain matters related to credit risk that had previously been overseen by the Financial Risk Committee.
†† The standing Public Policy Committee was renamed and the responsibilities of the previously existing ad hoc Diversity Committee were subsumed into the newly named Public Policy and Corporate Social Responsibility Committee. These changes were effective as of January 16, 2020, and Farmer Mac expects these changes to be codified in an amendment to Farmer Mac's By-Laws in May 2020.

Each of these standing Committees oversees aspects of Farmer Mac's enterprise risk management as described below. See "Proposal 1: Election of Directors" for more information about the Corporate Governance Committee. See "Executive Compensation Governance" for more information about the Compensation Committee. See "Report of the Audit Committee" and "Proposal 2: Selection of Independent Auditor" for more information about the Audit Committee. See "Enterprise Risk Management" for more information about the Enterprise Risk Committee.

Enterprise Risk Management

Farmer Mac's executive officers have the primary responsibility for managing the risks associated with Farmer Mac's business, including strategic, operational, financial, credit, liquidity and funding, market, security, legal or regulatory, compliance, technology, third party, reputational, political, and emerging and other risks. The Board currently oversees Farmer Mac's enterprise risk primarily through the Enterprise Risk Committee and the delegation of specific areas of risk by the Board to the other Board committees, as well as through Farmer Mac's Enterprise Risk Officer and compliance, internal audit, and internal credit review functions.

The Enterprise Risk Committee assists the Board to oversee the adequacy of Farmer Mac's enterprise-wide risk management program, including the strategies, policies, procedures, and processes established by the Board and Farmer Mac's executive officers to identify, evaluate, monitor, and manage or mitigate major risks both in Farmer Mac's business and facing Farmer Mac from external sources. The Enterprise Risk Committee also assists the Board to oversee risk across Farmer Mac as a whole and across all risk areas, in conjunction with other Board committees that oversee specific risk-related issues and areas, and to oversee the division of risk-related responsibilities to these other Board committees. The other Board committees report on risks within their jurisdictions to the Enterprise Risk Committee, and the Enterprise Risk Committee provides a report on any identified risks to the full Board at each Board meeting. Farmer Mac's Enterprise Risk Officer works with the Board committees to facilitate the evaluation of Farmer Mac's risk tolerance and appetite for specific risks that fall within each Board committee's jurisdiction and in recommending strategies to manage or mitigate these risks. Farmer Mac's Enterprise Risk Officer is also responsible for assisting Farmer Mac's executive officers to develop and monitor a risk management program in the context of Farmer Mac's strategic objectives and to identify and monitor current and emerging risks. Farmer Mac's Enterprise Risk Officer also has a reporting line to the Enterprise Risk Committee and regularly updates that committee on discussions with management and the other Board committees about Farmer Mac's risk management program.

Farmer Mac's compliance function manages Farmer Mac's policies and procedures framework, operates its compliance program, and conducts compliance risk assessments to identify key compliance risks. Farmer Mac's internal audit function annually compiles a risk assessment and, under the oversight of the Audit Committee, conducts periodic audits of each of the various risk areas within Farmer Mac at least once every three years. The internal credit review function provides an independent assessment of credit risk and reports directly to the Credit Risk Committee.

The following table summarizes the risks that each standing Board committee oversees:

Name of Board Committee	Risks Overseen by Board Committee
Audit	Financial reporting and accounting practices of Farmer Mac, as well as primary oversight of whistleblower complaints related to accounting and auditing matters, allegations of fraud, and regulatory compliance
Compensation	Alignment of Farmer Mac's compensation policies and plans with its overall risk tolerance, as well as oversight of all human resources issues such as employee benefits, employee development and retention, and staff turnover
Corporate Governance	Governance policies of Farmer Mac and compliance with Farmer Mac's code of business conduct and ethics and related corporate policies
Credit Risk	Credit risks related to Farmer Mac's business, including credit underwriting, loan servicing, documentation, and counterparty risk
Enterprise Risk	Farmer Mac's overall enterprise-wide risk management program, risk governance structure, cybersecurity, security breaches, data integrity, business continuity planning, model risk assessment, risk assessment and management practices, and risk tolerance and risk appetite levels
Financial Risk	Farmer Mac's finance-related risks, including asset and liability management, compliance with the Board's capital adequacy, investment, and interest rate risk policies, funding risk, changes in asset values, investment quality, and liquidity
Public Policy and Corporate Social Responsibility	Farmer Mac's exposure to political, regulatory, and reputational risks
Strategy and Business Development	Farmer Mac's exposure to customer reputational risks and risks related to the development and maintenance of Farmer Mac's customer relationships

Code of Business Conduct and Ethics

Farmer Mac has adopted a code of business conduct and ethics ("Code of Conduct") that applies to all directors, officers, employees, and agents of Farmer Mac, including Farmer Mac's principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers. The Code of Conduct was most recently amended in November 2018. A copy of the Code of Conduct is available on Farmer Mac's website, www.farmermac.com, in the "Corporate Governance" portion of the "Investors" section. Farmer Mac will post any amendment to, or waiver from, a provision of the Code of Conduct in that same location on its website. A print copy of the Code of Conduct is available free of charge upon written request to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

Stockholder Proposals

Each year, at the annual meeting, the Board submits to the stockholders its recommended nominees for election as directors. The Audit Committee's selection of an independent auditor for the year is also submitted for stockholder ratification at each annual meeting in accordance with Farmer Mac's By-Laws. The Board may, upon proper notice, also present other matters to the stockholders for action at an annual meeting, including presenting proposals such as those in this Proxy Statement for the approval, on an advisory basis, of the compensation of Farmer Mac's named executive officers. Besides those matters presented by the Board, the stockholders may be asked to act at an annual meeting upon proposals timely submitted by eligible holders of Voting Common Stock.

Under Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act"), proposals of stockholders to be presented at the Meeting were required to be received by Farmer Mac's Secretary on or before December 2, 2019 for inclusion in this Proxy Statement and the accompanying proxy card. Other than the election of ten members to the Board, the ratification of the appointment of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for fiscal year 2020, and the approval, on an advisory basis, of the compensation of Farmer Mac's named executive officers disclosed in this Proxy Statement, the Board knows of no other matters to be presented for action at the Meeting. If any other matters not known when this Proxy Statement was printed are properly brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members' best judgment.

Only proper proposals under Rule 14a-8 under the Exchange Act that are timely received will be included in the Proxy Statement and related proxy card for Farmer Mac's 2021 Annual Meeting of Stockholders. If any stockholder eligible to do so intends to present a proposal for consideration at Farmer Mac's 2021 Annual Meeting of Stockholders under Rule 14a-8 under the Exchange Act, Farmer Mac's Secretary must receive the proposal on or before December 7, 2020 to be considered for inclusion in the 2021 Proxy Statement. Proposals should be sent to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

The By-Laws provide that stockholders who seek to bring other business before a meeting of stockholders, other than the election of directors, generally must provide notice of that intent not earlier than 120 calendar days nor later than 90 calendar days before the first anniversary of the immediately preceding year's annual meeting of stockholders, and, in that notice, provide Farmer Mac with relevant information about the proposal. Any stockholder proposal received by Farmer Mac's Secretary before January 7, 2021 or after February 6, 2021 will be considered untimely and, if presented at the 2021 Annual Meeting of Stockholders, the Proxy Committee, as then constituted, will have the right to exercise discretionary voting authority on that proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act.

For information about stockholders' nominations of individuals to stand for election as a director at an annual meeting, see "Proposal 1: Election of Directors—Stockholder Director Nominations."

Communications with the Board

Stockholders and other interested parties may communicate directly with members of the Board by writing to them at Federal Agricultural Mortgage Corporation, 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

PROPOSAL 1:
ELECTION OF DIRECTORS

Board Structure

Farmer Mac's charter provides that five of Farmer Mac's directors are elected by the Class A Holders and that five directors are elected by the Class B Holders. At the Meeting, ten directors will be elected for one-year terms. Four of the five Class A nominees and four of the five Class B nominees currently are members of the Board. Class A Nominee W. David Hemingway and Class B Nominee Amy H. Gales are the only nominees who do not currently serve on Farmer Mac's Board. The directors elected by the Class A Holders and the Class B Holders at the Meeting will hold office until Farmer Mac's 2021 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

The charter also provides that the President of the United States appoints five members to the Board with the advice and consent of the United States Senate ("Appointed Members"). The Appointed Members serve at the pleasure of the President of the United States, who also designates one of the Appointed Members as the Board Chair. After the election at the Meeting, the Board will consist of the five Appointed Members named under "—Information about Nominees for Directors—Directors Appointed by the President of the United States" below (or such other Appointed Members who may be appointed by the President and confirmed by the Senate between March 6, 2020 and May 7, 2020) and the ten members who are elected by the holders of Farmer Mac's Voting Common Stock.

Selection of Director Nominees by Board

The Corporate Governance Committee facilitates the selection of director nominees. Farmer Mac's By-Laws require the Corporate Governance Committee to consist of two Appointed Members (one of whom serves as the chair of the Corporate Governance Committee), two directors elected by the holders of the Class A Voting Common Stock, and two directors elected by the holders of the Class B Voting Common Stock. The Corporate Governance Committee Charter requires that both the Board Chair and the Board Vice Chair serve on the Corporate Governance Committee as long as each is determined to be "independent" under the independence criteria in Farmer Mac's Corporate Governance Guidelines. The current members of the Corporate Governance Committee are: Appointed Members Wilcher (chair of the Corporate Governance Committee) and Junkins; Class A directors Brack and Engebretsen; and Class B directors Davidson and Hill. As described in more detail under "Corporate Governance Matters—Director Independence," the Board has determined that all of the current members of the Corporate Governance Committee are "independent" as defined under Farmer Mac's Corporate Governance Guidelines, which prescribe independence criteria that meet or exceed all standards for director independence under applicable SEC and NYSE rules. The Corporate Governance Committee Charter and Farmer Mac's Corporate Governance Guidelines are available on Farmer Mac's website, www.farmermac.com, in the "Corporate Governance" portion of the "Investors" section. Print copies of the Corporate Governance Committee Charter and Farmer Mac's Corporate Governance Guidelines are available free of charge upon written request to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

In identifying and evaluating potential director candidates, the Corporate Governance Committee adheres to the criteria set forth in the By-Laws and the Corporate Governance Guidelines, as well as a policy statement on directors adopted by the Board that expresses the general principles that should govern director selection and conduct. The Corporate Governance Committee annually reviews the appropriate qualifications, skills, and characteristics required of Board members in the context of the composition of the Board as a whole at that time and in accordance with the criteria in the By-Laws. The Corporate Governance Committee's assessment includes a Board member's qualification as to independence, as well as issues of judgment, skills (such as understanding of relevant technologies), and financial expertise, all in the context of an assessment of the perceived needs related to the effective operation of the Board and its committees at that time. The Corporate Governance Committee strives to identify and retain as members of the Board individuals who have the qualities, business background, and experience that will enable them to contribute significantly to the development of Farmer Mac's business and its future success.

The Board has determined that its elected members should be comprised of individuals with a variety of business backgrounds and experiences who have a broad perspective and good record of accomplishment as senior members of agricultural, rural utility, or other relevant business entities; as agricultural, rural utility, or commercial lenders; as accountants or auditors; or as entrepreneurs. The Board has also determined that its membership should reflect diversity in the broadest sense, including diversity of geography, background, gender, race and ethnicity, age, and experience and training from different disciplines and industries.

In recommending a nominee for director, the Corporate Governance Committee also considers an individual's ability to represent objectively all of Farmer Mac's stockholders, as well as his or her character, judgment, fairness, and overall ability to serve Farmer Mac. Thus, besides considering the current needs of the Board and the quality of an individual's professional background and experience, the Corporate Governance Committee seeks individuals who:

•have integrity, independence, an inquiring mind, an ability to work with others, good judgment, intellectual competence, and motivation;
•have the willingness and ability to represent all stockholders' interests, and not just the particular stockholders that elect the director to serve on the Board;
•have an awareness of, and a sensitivity to, the statutory mandate of Farmer Mac;
•are willing to commit the necessary time and energy to prepare for and attend Board and committee meetings; and
•are willing and have the ability to present their views and opinions in a forthright manner, but, upon the conclusion of deliberations, to act in the best interests of Farmer Mac and all of its stockholders, and, once a decision is reached by a majority, to support the decision.

The Corporate Governance Committee and the Board exercise judgment in applying these factors to select director nominees.

In identifying potential candidates for the Board, the Corporate Governance Committee considers suggestions from Board members, management, stockholders, and others. From time to time, the Corporate Governance Committee may retain a search firm to help identify potential candidates and gather information about the background and experience of those candidates. The Corporate Governance Committee will consider all proposed nominees, including stockholder nominees, in light of the qualifications discussed above and the assessed needs of the Board at the time.

The Corporate Governance Committee recommended five individuals to be considered for election as Class A nominees and five individuals to be considered for election as Class B nominees, and the Board has approved these recommendations. The individuals recommended by the Corporate Governance Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified. Eight of the ten Nominees are current members of the Board standing for re-election. AgriBank, FCB, the holder of 40.3% of the Class B Voting Common Stock, recommended to the Corporate Governance Committee that Richard H. Davidson and Daniel L. Shaw be renominated for election to the Board. CoBank, ACB, the holder of 32.6% of the Class B Voting Common Stock, recommended to the Corporate Governance Committee that Everett M. Dobrinski be renominated and that Amy H. Gales be nominated for election to the Board. Farmer Mac did not pay any fees to any director search firms or other third parties to help identify and evaluate the Nominees.

Stockholder Director Nominations

Farmer Mac's By-Laws contain, among other provisions, an advance notice of director nomination provision to provide a process for the delivery of timely and proper notices for stockholder nominations. The exclusive means by which eligible holders of Farmer Mac's Class A and Class B Voting Common Stock may nominate an individual to stand for election to the Board at an annual meeting of stockholders are set forth in Farmer Mac's By-Laws and summarized below.

Timely Notice. Stockholders seeking to nominate persons for election to the Board at an annual meeting of stockholders must deliver a timely and proper advance written notice to Farmer Mac, which generally must be received by Farmer Mac's Secretary not earlier than 120 calendar days nor later than 90 calendar days before the first anniversary of the immediately preceding year's annual meeting of stockholders. For the 2021 Annual Meeting of Stockholders, Farmer Mac must receive written nominations submitted by the holders of Farmer Mac's Voting Common Stock on or after January 7, 2021 through February 6, 2021, and those submissions shall be directed to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

Proper Notice. For a stockholder's advance notice of director nomination to be proper, it must be in proper written form. The content of the advance notice for director nomination must include specified representations from the stockholder and provide detailed information about, among other things, the nominating person, stock ownership and related filing obligations under the Exchange Act, each proposed nominee, and certain compensation arrangements.

Nominee Eligibility. Prospective director nominees must satisfy specified requirements to be eligible for nomination by a stockholder for election as a director, including requirements to deliver a written questionnaire about the background and qualifications of the proposed nominee and a written representation and agreement in the form to be provided by Farmer Mac's Secretary upon written request. The By-Laws also provide that, at a minimum, a proposed nominee must:

•be a natural person over 21 years of age;
•be a U.S. citizen (which includes a naturalized citizen);
•be financially literate (i.e., able to read and understand financial statements and comprehend general financial concepts);
•have some knowledge about one or more areas of Farmer Mac's business;
•not have been convicted of any criminal offense involving dishonesty or a breach of trust;
•not have been found to have violated any provision of the Farm Credit Act of 1971, any banking laws, or any federal or state securities laws, including but not limited to, the Securities Act or the Exchange Act;
•not have had a professional license suspended or revoked; and
•satisfy such other criteria for service as may be imposed by applicable law, including, but not limited to, the rules and regulations of the SEC and any national securities exchange where Farmer Mac's shares are listed or traded.

Please see Farmer Mac's By-Laws containing the provisions described above, which were included as Exhibit 3.1 to Farmer Mac's Current Report on Form 8-K filed with the SEC on May 9, 2019.

Information about Nominees for Director

Each of the Nominees has consented to being named in this Proxy Statement and to serve if elected. Each of the Nominees has been principally employed in his or her current position for the past five years unless otherwise noted. If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment or postponement of the Meeting, the proxies received to vote for that Nominee will be voted for any substitute or other nominee as the Board may designate. The Board has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

The Board of Directors unanimously recommends that Class A Holders and Class B Holders vote FOR all of the Nominees, as applicable, listed below for election as directors.

Class A Nominees

DENNIS L. BRACK, 67, has been a member of the Board of Directors of Farmer Mac since June 7, 2001 and serves as chairman of the Strategy and Business Development Committee and as a member of the Corporate Governance Committee and the Enterprise Risk Committee. Mr. Brack served as President and Chief Executive Officer of Bath State Bank in Bath, Indiana, from 1988 to 2007. He has remained as a director of Bath State Bank and is currently a director of the board of Bath State Bancorp, the holding company for the bank. He served as a member of the board of directors of Franklin County Community Foundation in Brookville, Indiana, from 2007 until his retirement from the board in 2016 and served as a member of its Investment Committee from 1999 to 2009. Mr. Brack has recently worked on the steering committees for Comprehensive Plan Development in both Franklin and Union Counties, Indiana. He was also a director of the Indiana Bankers Association from 1994 to 1996 and previously served a three-year term on the Purdue University Dean's Advisory Council for the College of Agriculture. Mr. Brack received his Bachelor of Science in Accounting from Miami University of Ohio.

JAMES R. ENGEBRETSEN, 64, has been a member of the Board of Directors of Farmer Mac since June 5, 2008 and serves as chairman of the Financial Risk Committee and as a member of the Corporate Governance Committee and the Enterprise Risk Committee. Mr. Engebretsen currently serves as a member of the board of directors for Agreed, a software company in Utah that he joined in 2019. He has served as an advisor to Epic Ventures since January 2014, and several startup companies such as Divvy and Emersion Learning since 2016 and Freshlime since 2018. He also served as an advisor to XIO Group from June 2016 to 2018 and The RBL Group from October 2016 until 2019. Mr. Engebretsen is the former Assistant Dean of the Marriott School of Management at Brigham Young University, where he served as Professor of Finance from 2004 until August 2014. He formerly served as the Managing Director of the Peery Institute of Financial Services at the Marriott School from 2004 to 2006. He joined the Marriott School with nearly fifteen years of work experience at Lehman Brothers, JP Morgan, and Goldman Sachs in New York and Philadelphia. Mr. Engebretsen left Goldman Sachs in 1995 to set up his own hedge fund, Associates Capital Management. He is a registered investment advisor and earned his Master of Business Administration and Bachelor of Science in Economics from Brigham Young University.

W. DAVID HEMINGWAY, 72, served as Executive Vice President of Zions Bancorporation from 1997 to 2015 and as Executive Vice President of the Investment Division of Zions First National Bank from 1984 to 1997. He also previously held various positions within Zions First National Bank's Investment Division, which he assisted in organizing in 1975. Mr. Hemingway previously served as a member of Farmer Mac's Board from 1996 to 2004. During that same period of time, he also served on the board of directors of the Federal Home Loan Bank of Seattle. He has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council, of which he served as chairman in 1991. Mr. Hemingway also served as chairman of the Utah Bankers Association in 1995.

MITCHELL A. JOHNSON, 78, has been a member of the Board of Directors of Farmer Mac since June 12, 1997 and serves as a member of the Compensation Committee and the Public Policy and Corporate Social Responsibility Committee. Mr. Johnson is a financial consultant. He is also a trustee of, and during the past several years has served as director for the Advisors' Inner Circle Funds, the Advisors' Inner Circle Funds II, The Bishop Street Funds, and SEI Funds. Mr. Johnson formerly was President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association ("Sallie Mae"). During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization, including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He has been a trustee of Citizens Funds, Rushmore Funds, and Diversified Funds. Mr. Johnson also served as a director of Eldorado Bancshares, Inc., the holding company for Eldorado and Antelope Valley Banks.

TODD P. WARE, 54, has been a member of the Board of Directors of Farmer Mac since May 9, 2019 and serves as a member of the Audit Committee, the Enterprise Risk Committee, and the Strategy and Business Development Committee. Mr. Ware has served as President and Chief Executive Officer of Licking Rural Electrification –The Energy Cooperative in Newark, Ohio, since January 2012. He previously served as its Vice President and Chief Financial Officer from 2001 until 2012 and Vice President – Finance from 1998 to 2000. He has served on the board of directors of National Rural Utilities Cooperative Finance Corporation since 2015, where he currently serves on its Audit Committee and Loan Committee and previously served on its Compensation Committee and Corporate Relations Committee. Mr. Ware has served as a member of the board of directors of Buckeye Power Cooperative since 2012. He currently serves as its Treasurer and as a member of its Executive Committee, Rate Committee, and Risk Management Committee, and previously served on its Reliability Committee. He has also served as a member of the boards of directors of Altheirs Oil Corporation since 2002, National Gas & Oil Cooperative since 2002, and The Ohio State University-Newark Regional Campus Advisory Board since 2016. Mr. Ware received his Bachelor of Science in Accounting from The Ohio State University.

Class B Nominees

RICHARD H. DAVIDSON, 75, has been a member of the Board of Directors of Farmer Mac since June 3, 2010, and serves as chairman of the Compensation Committee and as a member of the Corporate Governance Committee, the Credit Risk Committee, and the Enterprise Risk Committee. Mr. Davidson is also the President of Davidson Farms, Inc. and Vice President of DSF, Inc., which consists of a grain farm, cow/calf herd, and beef cattle operation located south of Columbus, Ohio. Mr. Davidson has been operating Davidson Farms, Inc. since 1970 and, together with his son, operating DSF, Inc. since 2001. Mr. Davidson has served as a member of the AgriBank, FCB board of directors since March 2005, and currently serves as its chairman. He also currently serves on the board of the Fayette County Charitable Foundation and was chairman of the Fayette County Planning Commission and the Fayette County Zoning Commission. Mr. Davidson has previously served on the board and as chairman of West Central Ohio Port Authority (railroad), Fayette Landmark, Inc. Co-op Supply Business, and Fayette County Farm Bureau. He has also previously served on the board of the Columbus Production Credit Association, the Southern Ohio Farm Credit Association, Southern State Community College, Robinson Seed Company, Inc. Stock Company, Fayette County Chamber of Commerce, and Royster Clark, Inc. Stock Company (fertilizer and agricultural supply). Mr. Davidson is a graduate of The Ohio State University with a degree in Agricultural Economics.

EVERETT M. DOBRINSKI, 73, has been a member of the Board of Directors of Farmer Mac since May 9, 2019 and serves as a member of the Audit Committee, the Credit Risk Committee, and the Public Policy and Corporate Social Responsibility Committee. Mr. Dobrinski operated Dobrinski Farm, a cereal grain and oilseed farm located in Makoti, North Dakota, from 1970 until his retirement in December 2018. Mr. Dobrinski served as a member of CoBank, ACB's board of directors since 1999, and also served as a member of its Audit Committee until his retirement in December 2019. He previously served as chair of CoBank, ACB's board of directors and chair of its Executive Committee from 2008 through 2017 and chair of its Compensation Committee from 2008 through 2012. Mr. Dobrinski previously served as a member of the St. Paul Bank for Cooperatives board of directors from 1990 through 1992 and from 1994 through 1999 and served as board vice-chair in 1998 and 1999 before its merger with CoBank, ACB. He served as a member of the board of directors of The Farm Credit Council since 2006 and of the board of directors of the North Dakota Coordinating Council for Cooperatives since 1994 until his retirement on December 31, 2019. Mr. Dobrinski also previously served two terms in the North Dakota House of Representatives on the Tax and Finance Committee and on the boards of several cooperative organizations. Mr. Dobrinski earned a Bachelor’s degree from the University of North Dakota.

AMY H. GALES, 61, served as Executive Vice President of CoBank, ACB, and was a member of CoBank's Management Executive Committee from 2016 to 2018. Ms. Gales also served at CoBank in the roles of Executive Vice President, Regional Agribusiness Banking Group, Central Region President, and Region Vice President, Minneapolis Banking Center, from 2007 to 2016. Ms. Gales previously served as Vice President, Commercial Banking at Wells Fargo, N.A. from 2006 to 2007, as Vice President, Commercial Lending at Commerce Bank, N.A. from 2002 to 2006, the Executive Director for Value-Added Agriculture Development Center from 1999 to 2002, and CEO and General Manager of the United Farmers Cooperative from 1997 to 1999. She began her career at St. Paul Bank for Cooperatives, where she served in various roles from 1981 to 1997, including as Vice President and Banking Center Manager. She has served on various boards during her career, including Farm Credit Leasing (a wholly-owned subsidiary of CoBank). Ms. Gales earned a bachelor’s degree in business administration with an emphasis in finance from the University of Minnesota’s Carlson School of Management.

ROBERT G. SEXTON, 60, has been a member of the Board of Directors of Farmer Mac since May 5, 2018 and serves as a member of the Audit Committee, the Credit Risk Committee, and the Financial Risk Committee. Mr. Sexton has operated a citrus growing and packing business since 1983 through a number of entities, including Sexton Grove Holdings, LLC, Sexton Citrus, LLC, Oslo, Inc., and Oslo Packing Company, Inc. He currently serves as President of the Oslo Citrus Growers Association and has been a member of this organization since 1983. He also serves as President of Oslo Packing Company and Sexton Inc., closely-held commercial real estate companies, since August 2019. Mr. Sexton also co-owns Orchid Island Juice Company, which he and his wife founded in 1989. Mr. Sexton has served on the board of directors of Farm Credit of Florida since 2011 and served as its chairman from 2015 to 2017. Mr. Sexton has served on the board of directors of McArthur Farms since 2001. He previously served on the board of directors of Farm Credit of South Florida from 1996 until 2010 and served as its chairman from 2003 to 2005. Mr. Sexton also previously served on the board of directors of AgFirst Farm Credit Bank from 2000 to 2011 and again from 2013 to 2016 and served as its chairman from 2007 to 2009. Mr. Sexton has also previously served on the boards of several other organizations, including the Indian River Citrus League, the Florida Citrus Packers Association, and Highland Exchange Service Cooperative. Mr. Sexton earned a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Florida.

DANIEL L. SHAW, 64, has been a member of the Board of Directors of Farmer Mac since December 13, 2019 and serves as a member of the Enterprise Risk Committee, the Financial Risk Committee, and the Public Policy and Corporate Social Responsibility Committee. Mr. Shaw has owned and operated Shaw Farms, LLC in Edgar, Nebraska since 1975, raising corn, soybeans, wheat, and a commercial cow-calf herd. He has also owned and managed a local grain elevator since 2006 and operated a commercial poultry breeder barn since 2017. Mr. Shaw has been on the board of directors of AgriBank Farm Credit Bank since 2014, where he served as chair of the Risk Management Committee from 2016 to 2018 and currently serves on the Compensation Committee. Mr. Shaw previously served on the board of directors of Farm Credit Services of America from 2007 to 2014, including as chair of the Compensation Committee and Risk Work Group, a member of the Business Risk Committee, and 2-year terms as both chair and vice-chair. Mr. Shaw is the chair of the Edgar Township Board and studied business and economics at Nebraska Wesleyan University.

Directors Appointed by the President of the United States

SARA L. FAIVRE, 55, has been a member of the Board of Directors of Farmer Mac since September 30, 2010 and serves as a member of the Audit Committee, the Compensation Committee, the Public Policy and Corporate Social Responsibility Committee, and the Strategy and Business Development Committee. Since 2015, Dr. Faivre has been President of Sara Faivre, Inc, which provides executive and leadership development consulting to emerging technology, biotechnology, and agricultural firms. Dr. Faivre has served on the board of One More Cloud, a privately held technology company in Austin, TX, since 2018. Dr. Faivre co-owns and is an advisory partner of Wild Type Ranch along with her husband, Ralph Mitchell. She was the principal operator of Wild Type Ranch from 2005-2015. Dr. Faivre co-founded and held various executive positions, including President, between 2000 and 2006 in two agricultural biotech startups; GenomicFX and ViaGen, Inc. Dr. Faivre has been a research scientist with the United States Department of Agriculture on the Bovine Genome Project and with the University of Iowa on the Human Genome Project. She has had faculty appointments at the University of Illinois and Texas A&M University. Dr. Faivre is a board leadership fellow in the National Association of Corporate Directors, where she focuses on training in compensation, cybersecurity, ESG, and risk and serves on the advisory board for the Austin chapter of this association. Dr. Faivre created and leads InTouch2020, a diversity-focused board readiness program. Dr. Faivre graduated with honors from Iowa State University with a Bachelor of Science in Agricultural Business and Animal Science in 1986, and she earned her Ph.D. in Genetics from Texas A&M in 1991.

LOWELL L. JUNKINS, 76, has been a member of the Board of Directors of Farmer Mac since June 13, 1996, and currently serves as vice chairman of the Board. He previously served as chairman of the Board from September 2010 to January 2020, acting chairman of the Board from September 2008 to September 2010, and vice chairman of the Board from December 5, 2002 to September 30, 2010. Mr. Junkins also served as Farmer Mac’s Acting President and Chief Executive Officer from December 2017 to October 2018. Mr. Junkins serves as chairman of the Public Policy and Corporate Social Responsibility Committee and as a member of the Compensation Committee and the Corporate Governance Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997, and was reconfirmed by the Senate on June 3, 2003 and on September 30, 2010. Mr. Junkins has worked as a political affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa, since 1987. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. From 1974 through 1985, Mr. Junkins served as an Iowa State Senator, including as minority leader and majority leader from 1981 to 1985.

BRUCE J. SHERRICK, 56, has been a member of the Board of Directors of Farmer Mac since April 3, 2012 and serves as chairman of the Audit Committee and as a member of the Compensation Committee and the Strategy and Business Development Committee. Dr. Sherrick has held the Marjorie and Jerry Fruin Professorship since 2013 and has served as the Director of the TIAA Center for Farmland Research in the Department of Agricultural and Consumer Economics since 2014 at the University of Illinois. Dr. Sherrick teaches undergraduate and graduate courses in applied finance and financial modeling and has experience in credit risk assessment, credit evaluation, farmland valuation, capital modeling, crop insurance, and development of computerized decision aids. He also has taught banking seminars and Basel-related sessions to international banking audiences and has developed and supported risk-based capital stress tests. Dr. Sherrick earned his Ph.D. from The Ohio State University with subject matter fields in Finance and Marketing. Dr. Sherrick is also currently managing partner of integrated Financial Analytics & Research (iFAR), a consulting firm that specializes in credit risk assessment and modeling of agricultural finance institutions.

MYLES J. WATTS, 69, has been a member of the Board of Directors of Farmer Mac since September 30, 2010 and serves as chairman of the Enterprise Risk Committee and as a member of the Credit Risk Committee and the Public Policy and Corporate Social Responsibility Committee. Dr. Watts is a professor emeritus in the Department of Agricultural Economics and Economics at Montana State University, where he has been a member of the faculty since 1978 and previously served as the head of the Department for 17 years, He currently also serves as an actuary for Watts and Associates, Inc. He has also served in various editorial capacities for the Journal of Agricultural and Resource Economics and has advised many governments and private organizations, including large international reinsurance companies, on an array of financial issues, mostly focusing on agricultural insurance. He was one of the primary organizers of the International Institute for Agricultural Risk Management and currently serves as a board member or in other leadership positions for a variety of nonprofit economic education groups. He has substantial experience with large reinsurance companies in various capacities. Dr. Watts received his Ph.D. from the University of Nebraska in 1978.

LAJUANA S. WILCHER, 65, has been a member of the Board of Directors of Farmer Mac since December 20, 2019, and has served as Board Chair since January 17, 2020. Ms. Wilcher serves as the chair of the Corporate Governance Committee and as a member of the Compensation Committee and the Public Policy and Corporate Social Responsibility Committee. Ms. Wilcher has owned and operated Scuffle Hill Farm in Alvaton, Kentucky since 2005, where she raises Angus cattle, grows hay, alfalfa and fescue, and boards horses. She serves on the board of the Warren County Conservation District and is a Certified Crop Advisor, a Master Grazer, and a Master Cattleman. Ms. Wilcher has also been a partner at the law firm English, Lucas, Priest & Owsley, LLP since 2006, where she represents clients on complex environmental permitting, enforcement, regulatory compliance, and legislative matters throughout the country. Ms. Wilcher’s extensive experience as a leader and manager of large federal and state government agencies includes stints at the United States Department of Agriculture (USDA), Environmental Protection Agency (EPA), and the Commonwealth of Kentucky. She was confirmed by the United States Senate in 1989 to be the senior regulatory official for water programs at the EPA, where she served until 1993. She also served as the Cabinet Secretary of Kentucky’s Environmental and Public Protection Cabinet from 2003 to 2006, which included Kentucky’s banking, securities, and insurance regulatory agencies, among other things. Ms. Wilcher received a Bachelor of Science degree from Western Kentucky University and a J.D. from Salmon P. Chase College of Law, Northern Kentucky University. She currently serves on the board of the Kentucky Chamber of Commerce.

Besides the affiliations described above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational, and religious organizations.

Qualifications, Attributes, Skills, and Experience To Be Represented on the Board

The Corporate Governance Committee has identified particular qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole in light of Farmer Mac's current needs and business priorities. Farmer Mac's business is focused primarily on agricultural, agribusiness, and rural utilities lending. Therefore, the Corporate Governance Committee believes that the Board should include some directors who possess knowledge of the underlying industries, as well as experience in marketing and lending. Dr. Sherrick, Ms. Gales, and Messrs. Brack, Davidson, Dobrinski, and Sexton bring to the Board relevant lending expertise; Ms. Gales and Messrs. Brack, Dobrinski, Engebretsen, Hemingway, Junkins, and Sexton bring to the Board appropriate marketing experience; Drs. Faivre, Sherrick, and Watts, Mses. Gales and Wilcher, and Messrs. Brack, Davidson, Dobrinski, Junkins, Sexton, and Shaw bring to the Board experience in agricultural production; and Messrs. Dobrinski and Ware bring to the Board experience working in or with rural utilities.

Farmer Mac's business also involves complicated financial transactions and complex accounting issues. The Corporate Governance Committee therefore believes that the Board should include some directors with a high level of financial literacy or accounting training or experience, as well as directors with knowledge of capital markets. Ms. Gales, Messrs. Brack, Davidson, Dobrinski, Engebretsen, Hemingway, Johnson, Sexton, Shaw, and Ware, and Drs. Sherrick and Watts bring to the Board a high level of financial literacy or accounting training or experience. Dr. Watts, Ms. Gales, and Messrs. Davidson, Engebretsen, and Hemingway have knowledge of capital markets.

As a Congressionally chartered, highly regulated, government-sponsored enterprise, Farmer Mac must comply with a variety of regulatory and statutory requirements and be aware of developments in the political arena. The Corporate Governance Committee therefore believes that governmental or political expertise should be represented on the Board. That governmental or political experience is brought to the Board by Ms. Wilcher and Mr. Junkins, both of whom were appointed to the Board by the President of the United States and confirmed by the Senate, as well as Mr. Dobrinski and Mr. Hemingway.

As the landscape of opportunities and risks facing Farmer Mac and its rural stakeholders changes over time, the Corporate Governance Committee believes that it is important for the Board to have members with experience in strategic planning and risk management. Dr. Faivre, Mses. Gales and Wilcher, and Messrs. Brack, Dobrinski, Hemingway, and Junkins have experience in strategic planning. Drs. Sherrick and Watts, Ms. Gales, and Messrs. Davidson, Engebretsen, Hemingway, Johnson, Sexton, and Shaw have experience in risk management.

That a director is not named in the discussion of a particular attribute does not mean that the director does not possess that qualification or skill, but that it is not a specific area of focus or expertise on which the Board currently relies.

2020 Board Qualifications and Skills
Agricultural Production Experience
11
Rural Utilities Experience
2
Lending Experience
6
Marketing Experience
7
Finance & Accounting Training
12
Capital Markets
5
Governmental or Political Expertise
4
Strategic Planning
7
Risk Management
9

Compensation of Directors

In November 2018, the Board approved the base annual cash retainer payable to each director of $62,000 and the targeted value for the annual equity award granted to each director at $50,000 for 2019, which were the same amounts approved by the Board for 2018. The Board made no other changes to director compensation for 2019, including no changes to the incremental annual cash retainers payable to the following individuals:

•$40,000 to the chair of the Board;
•$20,000 to the vice chair of the Board;
•$12,000 to the chair of the Audit Committee;
•$10,000 to the chair of the Compensation Committee;
•$12,000 to the chair of the Corporate Governance Committee; and
•$10,000 to the chair of the Enterprise Risk Committee.

No director who serves as chair of any of the four committees designated to receive an incremental annual cash retainer will be entitled to receive it if that director is already receiving the incremental annual cash retainer payable to the chair of the Board or the vice chair of the Board. Because the chair of the Corporate Governance Committee currently also serves as the chair of the Board, the incremental retainer that would be payable to the chair of that committee is not currently paid.

In November 2019, the Board approved the same level of base annual cash retainer payable to each director for 2020 as had been in effect for 2019 and approved an increase to the targeted value for the annual equity award granted to each director from $50,000 to $54,000. The overall targeted total compensation per director of $116,000 per year for 2020 represented a 3.6% increase compared to the overall targeted total compensation of $112,000 per year for 2019. The Board also maintained the same level of incremental annual cash retainers payable to the individuals mentioned above for 2020.

The aggregate amount of cash compensation received by all persons who served on the Board in 2019 was approximately $1,035,000 for their service on the Board. This cash compensation amount includes cash payments made in lieu of dividends that would have been paid on previously restricted stock that vested during the year. In addition to the cash compensation, Farmer Mac also reimburses directors for expenses incurred in performing their duties as directors and pays for continuing education related to their service as directors on the Board. In lieu of all or a portion of their cash retainers, directors may elect to receive shares of Class C Non-Voting Common Stock on a quarterly basis based on the fair market value on the date of acquisition.

On February 27, 2019, each of the 15 sitting Board members was granted 702 shares of restricted Class C Non-Voting Common Stock under Farmer Mac's Amended and Restated 2008 Omnibus Incentive Plan. The number of shares granted was calculated in accordance with the Board's policy on equity compensation grants using a targeted value of $50,000 based on the average stock price over the previous 30 calendar days ending February 20, 2019 (seven calendar days before the grant date). Based on the stock price at the time of these grants, the actual value on February 27, 2019 was $58,098 to each sitting director.

The four individuals who joined the Board during 2019 after the February 27, 2019 grant of shares of restricted stock to the then-sitting Board members received a pro rata grant of shares of restricted Class C Non-Voting Common Stock under Farmer Mac's Amended and Restated 2008 Omnibus Incentive Plan, with the actual number of shares awarded based on the date they joined the Board:

•On May 9, 2019, the date on which Messrs. Dobrinski and Ware were elected to the Board for the first time, they each received a grant of 542 shares of restricted stock with a fair value on the date of grant equal to $40,617.
•On December 13, 2019, the date on which Mr. Shaw was appointed to the Board to fill the vacancy left by Mr. Votruba, Mr. Shaw received a grant of 168 shares of restricted stock with a fair value on the date of grant equal to $13,655.
•On December 20, 2019, the date on which Ms. Wilcher was sworn in as a member of the Board to replace Mr. Culver, Ms. Wilcher received a grant of 157 shares of restricted stock with a fair value on the date of grant equal to $13,562.
All of the shares of restricted stock granted to each director in 2019 vested on March 31, 2020 other than the shares granted to former directors Chester Culver, Dennis Everson, Keri Votruba, and Douglas Wilhelm, which vested as follows:
•On May 9, 2019, the date of retirement of Messrs. Everson and Wilhelm from the Board, they each vested in 127 of the 702 shares of restricted stock granted to them in February 2019 and the remaining shares granted to them were forfeited.
•On October 22, 2019, the date of Mr. Votruba's death, his estate vested in 419 of the 702 shares of restricted stock granted to him in February 2019 and the remaining shares granted to him were forfeited.
•On December 20, 2019, the date of Mr. Culver's replacement as a Presidential appointee to the Board, he vested in 523 of the 702 shares of restricted stock granted to him in February 2019 and the remaining shares granted to him were forfeited.
On March 3, 2020, each of the 15 sitting Board members was granted 728 shares of restricted Class C Non-Voting Common Stock under Farmer Mac's Amended and Restated 2008 Omnibus Incentive Plan. The number of shares granted was calculated in accordance with the Board's policy on equity compensation grants using a targeted value of $54,000 based on the average stock price over the previous 30 calendar days ending February 25, 2020 (seven calendar days before the grant date). Based on the stock price at the time of these grants, the actual value on March 3, 2020 was $54,716 to each sitting director. All of the shares of restricted stock granted to each director on March 3, 2020 will vest on March 31, 2021 if the director is serving on the Board on that date.

The following table sets forth the compensation awarded during 2019 to each person who served on the Board during 2019:

Name	Fees Earned or Paid in Cash[1]	Restricted Stock Awards [2]	All Other Compensation[3]	Total
Dennis L. Brack	$62,000	$58,098	$1,918	$122,016
Chester J. Culver	60,147	58,098	1,918	120,163
Richard H. Davidson	72,000	58,098	1,918	132,016
Everett Dobrinski[4]	40,027	40,617	—	80,644
James R. Engebretsen	62,000	58,098	1,918	122,016
Dennis A. Everson[4]	22,143	58,098	1,918	82,159
Sara L. Faivre	62,000	58,098	1,918	122,016
Thomas W. Hill	62,000	58,098	1,918	122,016
Mitchell A. Johnson	62,000	58,098	1,918	122,016
Lowell Junkins	102,000	58,098	1,918	162,016
Clark B. Maxwell	62,000	58,098	1,918	122,016
Robert G. Sexton	62,000	58,098	1,225	121,323
Daniel Shaw[4]	3,201	13,655	—	16,856
Bruce J. Sherrick	74,000	58,098	1,918	134,016
Keri L. Votruba	50,207	58,098	1,225	109,530
Todd Ware[4]	40,027	40,617	—	80,644
Myles J. Watts	82,000	58,098	1,918	142,016
LaJuana Wilcher[4]	2,022	13,562	—	15,584
Douglas E. Wilhelm[4]	25,714	58,098	1,918	85,730

1 Includes amounts that the following directors earned during 2019 and voluntarily used to purchase, at market value, newly issued shares of Class C Non-Voting Common Stock in lieu of receiving some or all of their retainers in cash: Mr. Culver ($5,780), Mr. Johnson ($43,359), Mr. Junkins ($4,860), and Dr. Sherrick ($6,319). The amount of shares of Class C Non-Voting Common Stock received by these directors was based on the closing price of the Class C Non-Voting Common Stock, as reported by the NYSE, on the last business day of each quarter from March 31, 2019 to December 31, 2019.

2 The grant date fair value of each share of restricted stock awarded to all sitting members of the Board on February 27, 2019 was $82.76 (the closing price of the Class C Non-Voting Common Stock on that date as reported by the NYSE). Upon their retirement from the Board on May 9, 2019, Messrs. Everson and Wilhelm each vested in 127 shares valued at $9,956 based on a price of $78.39 per share (the closing price of the Class C Non-Voting Common Stock on the trading day preceding the vesting date as reported by the NYSE) and forfeited the remaining restricted shares awarded to them on February 27, 2019. Shares of restricted stock awarded to Messrs. Dobrinski and Ware upon their election to the Board on May 9, 2019 were granted at a fair value of $74.94 per share (the closing price of the Class C Non-Voting Common Stock on that date as reported by the NYSE). Upon his death on October 22, 2019, Mr. Votruba vested in 419 shares valued at $35,787 based on a price of $85.41 per share (the closing price of the Class C Non-Voting Common Stock on the trading day preceding the vesting date as reported by the NYSE) and forfeited the remaining restricted shares awarded to him on February 27, 2019. 168 shares of restricted stock awarded to Mr. Shaw upon his appointment to the Board to replace Mr. Votruba on December 13, 2019 were granted at a fair value of $81.28 per share (the closing price of the Class C Non-Voting Common Stock on that date as reported by the NYSE). Upon being replaced as a Presidential appointee to the Board on December 20, 2019, Mr. Culver vested in 523 shares valued at $45,051 based on a price of $86.14 per share (the closing price of the Class C Non-Voting Common Stock on the trading day preceding the vesting date as reported by the NYSE) and forfeited the remaining restricted shares awarded to him on February 27, 2019. 157 shares of restricted stock awarded to Ms. Wilcher upon her appointment to the Board on December 20, 2019 were granted at a fair value of $86.38 per share (the closing price of the Class C Non-Voting Common Stock on that date as reported by the NYSE).

3 The amount received by each director during 2019 in the category "All Other Compensation" consists of the payment of cash in lieu of dividends that would have been paid on restricted stock granted in March 2018 or May 2018 that vested on March 31, 2019. Ms. Wilcher and Messrs. Dobrinski, Shaw, and Ware did not receive this payment because they did not serve on the Board during 2018 and therefore did not receive restricted stock that vested in 2019.

4 Messrs. Everson and Wilhelm retired from the Board effective May 9, 2019. Messrs. Dobrinski and Ware were elected to the Board on May 9, 2019 at the Annual Meeting of Stockholders. Mr. Shaw was appointed to the Board by the Board on December 13, 2019 to fill the vacancy left by Mr. Votruba. Ms. Wilcher was appointed to the Board by the President of the United States and confirmed by the U.S. Senate and was sworn-in on December 20, 2019.

STOCK OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, NAMED EXECUTIVE OFFICERS,
AND CERTAIN BENEFICIAL OWNERS

Directors, Director Nominees, and Named Executive Officers

As of March 16, 2020, the sitting members of the Board, nominees for election as directors, and named executive officers of Farmer Mac listed in the table below may be considered to be "beneficial owners" of the indicated number of equity securities of Farmer Mac, as defined by SEC rules. Farmer Mac's Voting Common Stock may be held only by banks, insurance companies, and financial institutions and Farm Credit System institutions, and may not be held by individuals. Thus, no director, director nominee, or named executive officer owns, directly or indirectly, any shares of any class of Voting Common Stock. Also, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not be beneficial owners (through affiliation) of Voting Common Stock. The Class C Non-Voting Common Stock has no ownership restrictions. For information about the beneficial owners of 5% or more of the Voting Common Stock, see "—Principal Holders of Voting Common Stock."

	Voting Common Stock		Non-Voting Common Stock (1)
	Class A or Class B Shares (#)	Percent of Class	Class C Shares (#)	Percent of Class
Bradford T. Nordholm	___	___	10,068	*
Stephen P. Mullery	___	___	45,239	*
R. Dale Lynch	___	___	1,388	*
John C. Covington	___	___	18,015	*
Gregory N. Ramsey	___	___	1,549	*
Zachary N. Carpenter	___	___	348(2)	*
Dennis L. Brack	___	___	7,215	*
Richard H. Davidson	___	___	10,996	*
Everett M. Dobrinski	___	___	542	*
James R. Engebretsen	___	___	5,465	*
Sara L. Faivre	___	___	4,278	*
Amy H. Gales	___	___	___	___
W. David Hemingway	___	___	15	*
Thomas W. Hill	___	___	5,805	*
Mitchell A. Johnson	___	___	10,330	*
Lowell L. Junkins	___	___	7,030	*
Clark B. Maxwell	___	___	28,398	*
Robert G. Sexton	___	___	3,204	*
Daniel L. Shaw	___	___	168	*
Bruce J. Sherrick	___	___	12,048	*
Todd P. Ware	___	___	542	*
Myles J. Watts	___	___	13,337	*
LaJuana S. Wilcher	___	___	157	*
All directors and current executive officers as a group (20 persons)(3)	___	___	173,822	1.89%
*Less than 1%.

(1) Does not include shares of restricted stock previously granted but scheduled to vest after May 16, 2020. Includes shares of Class C Non-Voting Common Stock underlying SARs that may be acquired within 60 days through the exercise of vested SARs as follows: Mr. Nordholm, 3,430 shares; Mr. Mullery, 32,174 shares; Mr. Covington, 7,031 shares; and Mr. Lynch, 1,388 shares. Because each SAR represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C Non-Voting Common Stock on the date of exercise over the grant price, the actual number of shares of Class C Non-Voting Common Stock that will be received by each person upon exercise of SARs cannot be determined at this time. Therefore, the number of shares of Class C Non-Voting Common Stock beneficially owned by each named executive officer reflected in the table above related to SARs is higher than the number of shares of Class C Non-Voting Common Stock that each named executive officer will actually receive upon exercise of any vested SARs.

(2) Held jointly with Mr. Carpenter’s spouse for which Mr. Carpenter shares voting and investment power.

(3) Group does not include Gregory N. Ramsey, Vice President – Controller, who served as interim principal financial officer from July through December 2019; John C. Covington, who resigned as Executive Vice President – Chief Credit Officer in February 2020; R. Dale Lynch, whose employment as Executive Vice President – Chief Financial Officer and Treasurer was terminated on July 8,, 2019, and Amy H. Gales and W. David Hemingway, who are nominees for election as directors on the Board and do not currently serve as directors of Farmer Mac. Group includes the following current executive officers: Bradford T. Nordholm, Aparna Ramesh, Brian M. Brinch, Zachary N. Carpenter, and Stephen P. Mullery.

Policies on Employee, Officer, and Director Hedging of Farmer Mac Securities

Farmer Mac has a policy on insider trading applicable to all directors and employees, including named executive officers, that requires compliance with the federal securities laws and adherence to Farmer Mac's other policies and procedures (including "open windows" for sales of stock and the adoption of Rule 10b5-1 plans). Farmer Mac's insider trading policy prohibits any director or employee (including officers) from engaging in any short sales of, or purchases or sales of puts, calls, or other derivative securities based on, Farmer Mac's securities.

Principal Holders of Voting Common Stock

To Farmer Mac's knowledge, as of March 16, 2020, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of Farmer Mac's Class A Voting Common Stock or Class B Voting Common Stock, and/or 5% or more of the total number of outstanding shares of Farmer Mac's Voting Common Stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Total Voting Shares Outstanding	Percent of Total Shares Held By Class
AgFirst Farm Credit Bank 1901 Main Street Columbia, SC 29201	84,024 shares of Class B Voting Common Stock	5.49%	16.79%
AgriBank, FCB[1] 30 E. 7th Street, Suite 1600 St. Paul, MN 55101	201,621 shares of Class B Voting Common Stock	13.17%	40.30%
CoBank, ACB[2] 6340 Fiddlers Green Circle Greenwood Village, CO 80111	163,253 shares of Class B Voting Common Stock	10.66%	32.63%
Farm Credit Bank of Texas[3] 4801 Plaza on the Lake Austin, TX 78746	38,503 shares of Class B Voting Common Stock	2.52%	7.70%
National Rural Utilities Cooperative Finance Corporation[4] 20701 Cooperative Way Dulles, VA 20166	81,500 shares of Class A Voting Common Stock	5.32%	7.91%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	56,505 shares of Class A Voting Common Stock	3.69%	5.48%
Zions Bancorporation, National Association[5] One South Main Street Salt Lake City, UT 84133	322,100 shares of Class A Voting Common Stock	21.04%	31.25%

1 Richard H. Davidson and Daniel L. Shaw are members of the board of directors of AgriBank, FCB. Messrs. Davidson and Shaw are current members of Farmer Mac's Board and Class B Nominees. Messrs. Davidson and Shaw do not have beneficial ownership of shares held by AgriBank, FCB.

2 Including its affiliate, CoBank, FCB. Everett M. Dobrinski was a member of the board of directors of CoBank, ACB through December 2019. Mr. Dobrinski is a current member of Farmer Mac's Board and a Class B Nominee. Amy H. Gales was employed by CoBank from 2007 to 2018, most recently as an Executive Vice President, and is a Class B Nominee. Mr. Dobrinski and Ms. Gales do not have beneficial ownership of shares held by CoBank, ACB or its affiliates.

3 Thomas W. Hill served until November 2010 as Senior Vice President, Chief Financial and Operations Officer of Farm Credit Bank of Texas (FCBT) and was previously a party to a service agreement with FCBT under which he served as an employee of FCBT through May 2019. Mr. Hill is a current member of Farmer Mac's Board but is not a Class B Nominee. Mr. Hill does not have beneficial ownership of shares held by FCBT.

4 Todd P. Ware is a member of the board of directors of National Rural Utilities Cooperative Finance Corporation. Mr. Ware is a current member of Farmer Mac's Board and a Class A Nominee. Mr. Ware does not have beneficial ownership of shares held by National Rural Utilities Cooperative Finance Corporation.

5 W. David Hemingway served as Executive Vice President of Zions Bancorporation from 1997 to 2015, and as Executive Vice President of the Investment Division of Zions First National Bank from 1984 to 1997. Mr. Hemingway is a Class A Nominee. Mr. Hemingway does not have beneficial ownership of shares held by Zions.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current executive officers of Farmer Mac, the principal positions held by them with Farmer Mac, and the officers' experience before joining Farmer Mac.

Name	Age	Farmer Mac Positions Held and Professional Experience

Bradford T. Nordholm	64	President and Chief Executive Officer. Mr. Nordholm was appointed to serve as President and Chief Executive Officer effective October 15, 2018. Prior to his appointment as Farmer Mac's Chief Executive Officer, Mr. Nordholm was employed by Starwood Energy Group Global LLC (“Starwood Energy”), an affiliate of Starwood Capital Group, in various capacities since 2006, including serving as its first Chief Executive Officer & Managing Director from 2006 to 2016, its Co-Head & Senior Managing Director from 2016 to 2017, and its Vice Chairman & Senior Managing Director since 2017. Prior to joining Starwood Energy, Mr. Nordholm served from 2002 to 2006 in dual capacities as the Co-Founder and Chief Executive Officer of Tyr Energy, an energy infrastructure management firm, and as the Chairman of Tyr Capital, a capital investment firm. From 1995 to 1998, Mr. Nordholm served as the Chief Executive Officer of U.S. Central, which was a wholesale financial cooperative for corporate credit unions in the United States. Mr. Nordholm also served in senior-level positions at Aquila, which was later acquired by Kansas City Power & Light, from 1999 to 2002, and at National Cooperative Bank from 1984 to 1995. He was also employed in various capacities by Federal Land Bank of St. Paul (reorganized into AgriBank FCB) and Interregional Service Corporation of Minneapolis (acquired by an entity in the Farm Credit System) from 1980 to 1984. Mr. Nordholm currently serves on the board of directors of WETA. Mr. Nordholm received a Bachelor of Arts degree in Economics from Carleton College.

Aparna Ramesh	45	Executive Vice President – Chief Financial Officer and Treasurer. Ms. Ramesh was appointed to serve as EVP, Chief Financial Officer and Treasurer effective January 6, 2020. Ms. Ramesh joins Farmer Mac with over two decades of financial experience, most recently with the Federal Reserve Bank of Boston, where she served in increasingly complex and senior finance roles culminating in her appointment as Senior Vice President & Chief Financial Officer. She also served as the Chief Administrative Officer and member of the management committee for the FedNow℠ real-time payment and settlement service that was launched in 2019. In previous leadership roles at the Boston Fed, Ms. Ramesh drove transformative finance initiatives for the entire Federal Reserve System. In 2017, she was one of only 22 executives globally to be selected for the distinguished Aspen Institute Finance Leaders Fellowship for enlightened leadership in finance and society-at-large. Prior to joining the Boston Fed, Ms. Ramesh spent ten years in commercial banking at M&T Bank and Cambridge Savings Bank in roles spanning product management, asset-liability management, and profitability. Ms. Ramesh holds a Master of Business Administration degree from the Massachusetts Institute of Technology, Sloan School of Management; a Master’s degree in Finance from the Rochester Institute of Technology; and integrated Master’s degrees in Economics, Management, and Engineering from the Birla Institute of Technology and Science.

Zachary N. Carpenter	38	Executive Vice President – Chief Business Officer. Mr. Carpenter was appointed to serve as Executive Vice President – Chief Business Officer effective May 8, 2019. Mr. Carpenter has devoted much of his career to facilitating dependable credit and financial solutions for American agriculture and rural communities and has accumulated deep expertise developing and innovating financial solutions across the agribusiness value chain while developing strong relationships with other providers of capital. Before joining Farmer Mac, Mr. Carpenter spent nearly a decade in various management positions at CoBank, ACB most recently as a Managing Director and Sector Vice President of its Corporate Agribusiness Banking Group, and previously as Executive Director in its Capital Markets division. He has also served as a vice president in finance and corporate strategy at Goldman Sachs. Mr Carpenter earned a Bachelor of Science degree in Economics with a concentration in corporate finance from the Wharton School of Business at the University of Pennsylvania and a Master of Business Administration with specializations in corporate finance, accounting and business law from the Stern School of Business at New York University.

Stephen P. Mullery	53
Executive Vice President – General Counsel and Secretary. Mr. Mullery was appointed to serve as General Counsel and Secretary on June 8, 2012. Mr. Mullery was promoted to Executive Vice President from Senior Vice President effective April 11, 2018. Prior to his appointment as General Counsel in 2012, he served as Farmer Mac's Assistant General Counsel starting in 2000 and then Deputy General Counsel starting in 2009. From 1995 to 2000, Mr. Mullery was an associate in the Washington, D.C. office of the law firm Cadwalader, Wickersham & Taft, where he focused on matters involving securitization, corporate finance, commercial real estate, and GSE regulation. Mr. Mullery received his undergraduate degree from Harvard College and graduated summa cum laude from Notre Dame Law School.

Brian M. Brinch	43	Senior Vice President – Rural Infrastructure. Mr. Brinch was appointed to serve as Senior Vice President – Business Strategy and Financial Research on April 11, 2018, and his title changed to Senior Vice President - Rural Infrastructure in 2019. Prior to his appointment as Senior Vice President - Business Strategy and Financial Research, he served as Vice President – Financial Planning and Analysis starting in April 2014. Prior to that date, Mr. Brinch served in multiple positions at Farmer Mac, including as Director – Financial Research, Manager – Financial Research, Senior Financial Research Associate, and Financial Research Associate, starting in 2000. Mr. Brinch received a Bachelor of Science degree in Meteorology from The Pennsylvania State University and a Master of Science degree in Agricultural and Applied Economics from The Pennsylvania State University. Mr. Brinch is also a Chartered Financial Analyst® charterholder and holds a Financial Risk Manager® designation from the Global Association of Risk Professionals.

EXECUTIVE COMPENSATION GOVERNANCE

Introduction and 2019 Highlights

The Compensation Committee of Farmer Mac's Board of Directors ("Compensation Committee") generally determines the salaries, incentive compensation, and other compensation and benefits of Farmer Mac's named executive officers. For 2019, the Compensation Committee determined the compensation of five of the six named executive officers and did not determine the compensation of Gregory N. Ramsey, Farmer Mac's Vice President – Controller who also served as Farmer Mac's interim principal financial officer from July 2019 through the end of the year. Mr. Ramsey's 2019 compensation was determined by Farmer Mac's Chief Executive Officer like all other Farmer Mac employees who are not executive officers (i.e., not appointed by the Board and with a title lower than Senior Vice President). The Compensation Committee also recommends the compensation of directors in consultation with the Corporate Governance Committee for approval by the Board.

The members of the Compensation Committee who determined the 2019 compensation of Farmer Mac's directors and named executive officers (other than Mr. Ramsey) varied during the year depending on when compensation decisions were made. From January through May 2019, the Compensation Committee consisted of Dr. Faivre and Messrs. Davidson, Culver, Everson, Johnson, Junkins, and Maxwell. From May through December 2019, the Compensation Committee consisted of Drs. Faivre and Sherrick and Messrs. Davidson, Culver, Johnson, and Junkins. In January 2020, Ms. Wilcher replaced Mr. Culver on the Compensation Committee and participated in decisions about short-term incentive compensation for performance in 2019. Mr. Davidson has served as chairman of the Compensation Committee since June 7, 2012. No current member of Farmer Mac's Compensation Committee is or has been an officer or employee of Farmer Mac except for Mr. Junkins, who served as Farmer Mac's Acting President and Chief Executive Officer from December 2017 through October 2018 (during which time he did not serve on the Compensation Committee). As described in more detail in "Corporate Governance Matters—Director Independence," the Board has affirmatively determined that all members of the Compensation Committee are "independent" under:

•Farmer Mac's Corporate Governance Guidelines, which prescribe independence criteria that meet or exceed all general standards for director independence under applicable SEC and NYSE rules; and
•the additional independence criteria prescribed by NYSE rules specifically for directors who serve on the Compensation Committee.

During 2019, the Compensation Committee reviewed and recommended approval of a revised Compensation Committee Charter, which the Board approved on August 7, 2019. The complete text of the Compensation Committee Charter, which reflects standards set forth in SEC and NYSE rules, is available on Farmer Mac's website (www.farmermac.com) in the "Corporate Governance" portion of the "Investors" section. A print copy of the Compensation Committee Charter is available free of charge upon written request addressed to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006.

The Compensation Committee determines and approves the total compensation of executive officers (either as a committee or together with the other independent directors on the Board for the CEO's compensation) after evaluating current market compensation levels for comparable positions and assessing each executive officer's performance during the previous calendar year, including through discussions with the chief executive officer in evaluating all other executive officers. Neither the chief executive officer nor any other executive officer is present during deliberations on his or her compensation by the Compensation Committee or the Board. The Compensation Committee, in consultation with the Corporate Governance Committee, recommends to the Board the total levels of compensation to be awarded to Farmer Mac's directors. The Compensation Committee does not delegate any of its authority to other persons.

The Compensation Committee engaged two different independent compensation consultants during 2019 – Pay Governance LLC ("Pay Governance") from January through March 2019 and McLagan Partners, Inc. ("McLagan") from April through December 2019. Pay Governance was, and McLagan is, accountable to and reports directly to the Compensation Committee. The Compensation Committee asked Pay Governance and McLagan to provide market data on executive and director compensation and information about compensation trends. The Compensation Committee met with Pay Governance and McLagan during 2019 both in general committee session and in executive session without any members of management present. The chairman of the Compensation Committee also held discussions with Pay Governance and McLagan with the consent of the other Compensation Committee members.

During 2019, some of the noteworthy developments related to executive compensation were:

•hiring Zachary N. Carpenter as Farmer Mac's Executive Vice President – Chief Business Officer in May 2019 and determining his compensation for the year;
•terminating the employment of Farmer Mac's former Chief Financial Officer, R. Dale Lynch, in July 2019 and appointing Mr. Ramsey to serve as interim principal financial officer; and
•adopting a new stock ownership policy in March 2019 to encourage officers and directors to maintain a meaningful ownership interest in Farmer Mac, help align their interests with those of Farmer Mac's stockholders, and promote sound corporate governance and a long-term perspective in managing Farmer Mac (see "—Compensation Discussion and Analysis—Farmer Mac's Policies on Stock Ownership and Trading").

Overview of Farmer Mac's Executive Compensation Practices

Farmer Mac's executive compensation program is designed to be consistent with good governance practices and is based on our philosophy that:

•pay should be aligned with appropriate business objectives, effective risk management, and stockholder interests; and
•incentive compensation should be based on company and individual performance without encouraging undue risk-taking.

Under the oversight of our Compensation Committee from design to payout, our executive compensation program is based on a pay-for-performance approach (both short-term and long-term) and executive retention. Our executive compensation program has the following key features consistent with sound governance:

•Our short-term and long-term incentive compensation is based on balanced frameworks of metrics that are aligned with our mission and support the safety and soundness of Farmer Mac.
•Our executive compensation program provides for more fixed compensation and less leverage compared to several years ago, as evidenced by a higher percentage of total compensation in the form of base salary and cash bonus and fewer grants of stock appreciation rights ("SARs") as part of a smaller targeted value of equity grants overall for each executive officer.
•Our long-term incentive compensation maintains a conservative, balanced mix of SARs, shares of performance-based restricted stock, and shares of time-based restricted stock, placing less emphasis on SARs in the mix of long-term incentive compensation.
•Although the targeted value of equity grants is a smaller percentage of the targeted value of overall compensation for our executive officers compared to several years ago, we continue to use equity grants to remain competitive with our market for executive talent.
•A significant amount of the long-term incentive compensation we award is contingent on increased stockholder value and long-term performance through our grants of SARs and shares of performance-based restricted stock.
•Incentive awards under our performance-based cash and equity plans are subject to caps and specific performance minimums. Through the end of 2019, any shares of performance-based restricted stock we granted were capped at the number of shares of restricted stock representing the targeted value at the time of grant and could not be increased by exceeding the established performance metrics. Beginning in 2020, shares of performance-based restricted stock may increase or decrease above or below the targeted value at the time of grant, depending on actual performance.
•We do not provide our executive officers with any pension or supplemental executive retirement plans ("SERPs") that include an enhanced contribution formula compared to the formula used for contributions made by Farmer Mac on behalf of other employees. Executive officers participate in our defined contribution qualified retirement plan available to all employees. Our "make-whole" or "restoration" nonqualified deferred compensation plan offered to some executive officers uses the same contribution formula used to determine Farmer Mac's contributions to the retirement accounts of all employees.
•We have an employment agreement with our CEO that is a fixed term contract. None of our other executive officers have employment contracts.

•We provide conservative severance provisions to some executive officers, and we do not provide any additional benefits upon a change-in-control (no "golden parachutes").
•We do not provide perquisites to our executive officers such as club memberships, company cars, or car allowances. We offer limited perquisites to executive officers above and beyond the benefits provided to all other employees, such as paid parking and supplemental disability and life insurance, and, in limited circumstances, use of a corporate apartment during an executive officer's relocation process.
•Our insider trading policy prohibits any director or employee from engaging in pledging and specified hedging activities in Farmer Mac's securities.
•We have a stock ownership policy to better align the interests of officers and directors with those of Farmer Mac's stockholders.
•We have a "clawback" policy that allows us to recover incentive compensation from current or former executive officers for an accounting restatement, termination of employment for "cause," or an incorrect calculation of a financial measure used to determine the value or amount of incentive compensation.
•We evaluate our executive compensation program regularly to ensure that it does not create incentives for employees to take material risks.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") discusses our executive compensation program, primarily as it relates to our Chief Executive Officer, the two individuals who served as our principal financial officer during 2019, and our three other most highly compensated executive officers during 2019 ("named executive officers"):

•Bradford T. Nordholm, President and Chief Executive Officer;

•Zachary N. Carpenter, Executive Vice President – Chief Business Officer;

•Stephen P. Mullery, Executive Vice President – General Counsel and Secretary;

•Gregory N. Ramsey, Vice President – Controller and interim principal financial officer from July through December 2019;

•John C. Covington, former Executive Vice President – Chief Credit Officer; and

•R. Dale Lynch, former Executive Vice President – Chief Financial Officer and Treasurer.

This list of named executive officers has changed since our CD&A for 2018. The current list of named executive officers, our 2019 CD&A, and the related tabular disclosures reflect some of the leadership changes at Farmer Mac during 2019. The Board appointed Mr. Carpenter as Farmer Mac's Executive Vice President – Chief Business Officer in May 2019. The Board appointed Mr. Ramsey to serve as Farmer Mac's interim principal financial officer effective immediately upon the termination of Mr. Lynch's employment on July 8, 2019. Mr. Covington resigned from Farmer Mac in February 2020.

Compensation Philosophy

The Board, through the Compensation Committee, has adopted a total compensation philosophy for Farmer Mac. Farmer Mac's total compensation philosophy is designed to maintain a compensation program that fosters a performance-oriented, results-based culture where compensation varies based on the business results achieved and is properly aligned with an acceptable risk profile, effective risk management, and stockholder returns. At the 2019 Annual Meeting of Stockholders to approve the compensation of Farmer Mac's named executive officers disclosed in Farmer Mac's 2019 Proxy Statement, approximately 99% of the votes cast by Farmer Mac's stockholders (excluding broker non-votes and abstentions) were voted in support of the compensation of the named executive officers. The Board considered the results of this advisory vote and determined that Farmer Mac's compensation policies and decisions should continue to emphasize the total compensation philosophy. Specifically, Farmer Mac's compensation program is designed to:

•attract, retain, and reward employees with the skills required to accomplish Farmer Mac's business objectives;
•provide accountability and incentives for achievement of those objectives;

•pay for performance by linking a significant amount of compensation to increased stockholder value and the attainment of established corporate performance goals;
•properly balance Farmer Mac's risk profile with both annual and long-term incentives; and
•be integrated with Farmer Mac's business processes, including business planning, performance management, succession planning, and risk management.

Farmer Mac's total compensation philosophy seeks to achieve the appropriate balance among market-based salaries, variable incentive compensation, and benefits collectively designed to motivate the named executive officers to achieve Farmer Mac's current and long-term business objectives and thereby enhance long-term stockholder value. This philosophy also seeks to encourage effective risk management and prudent risk-taking within Board-established parameters with the proper balance between short-term and long-term business performance. Farmer Mac strives to deliver a significant portion of total compensation for executive officers through both short-term and long-term incentives that vary with actual business and personal performance.

Peer Groups and Market Posture

Farmer Mac is a federally chartered corporation created to establish a secondary market for agricultural and rural housing mortgages and rural utilities loans designed to:

•increase the availability and affordability of credit for agricultural producers and rural utilities;
•provide greater liquidity and lending capacity for agricultural and rural lenders; and
•facilitate intermediate-term and long-term agricultural and rural funding across business cycles.

Farmer Mac is unique because it is a government-sponsored enterprise regulated by the Farm Credit Administration, but is also a publicly-traded financial services institution. It is therefore difficult to identify "peer" companies for comparison purposes. However, the Compensation Committee has worked with Pay Governance and McLagan to identify a blend of comparably-sized publicly-traded financial services institutions and mission-focused cooperative financial institutions (including some other government-sponsored enterprises) whose business and risk profiles are aligned with Farmer Mac's. The result is a peer group that includes regional banks, Farm Credit System institutions, Federal Home Loan Banks, and other financially-oriented cooperatives.

The Compensation Committee uses a peer group to assess competitive practices. Any peer group used by Farmer Mac is selected based on criteria approved by the Compensation Committee and is designed to align the peer group with the unique attributes of Farmer Mac. As a result, a peer group will have representation from relevant talent competitors such as mortgage and thrift institutions, financial entities with a significant agricultural focus, Farm Credit System institutions, and other government-sponsored enterprises. A peer group will also include organizations with significant mortgage operations and that are close in asset size to Farmer Mac. The peer group used by the Compensation Committee for determining the competitive market for 2019 executive compensation decisions made before August 2019 consisted of 29 institutions:

•AgFirst Farm Credit Bank
•BancorpSouth, Inc.
•Compeer Financial, ACA
•CVB Financial Corp.
•Farm Credit Bank of Texas
•Farm Credit Mid-America, ACA
•Farm Credit Services of America, ACA
•Federal Farm Credit Funding Corp.
•Federal Home Loan Bank of Boston
•Federal Home Loan Bank of Chicago
•Federal Home Loan Bank of Dallas
•Federal Home Loan Bank of Des Moines
•Federal Home Loan Bank of Pittsburgh
•Federal Home Loan Bank Office of Finance
•First Financial Bancorp.
•First Midwest Bancorp Inc.
•Flushing Financial Corp.
•F.N.B. Corporation

•Fulton Financial Corporation
•Great Western Bancorp, Inc.
•MB Financial, Inc.
•National Rural Utilities Cooperative Finance Corporation
•NBT Bancorp
•Northwest Bancshares, Inc.
•Old National Bancorp
•Provident Financial Services, Inc.
•Trustmark Corporation
•UMB Financial Corporation
•Washington Federal

The Compensation Committee evaluated the peer group in August 2019 as part of its annual review and, based on advice from McLagan, revised Farmer Mac's peer group for 2020 to include three different segments that groups similar types of organizations for analysis – one segment composed of 20 public banks, one segment composed of 12 Farm Credit System institutions, and one segment composed of 12 Federal Home Loan Banks. The Compensation Committee selected the organizations in the new peer group to balance traditional asset comparisons together with total employee headcount, operating expense, complexity of operations, number of products, and realistic career opportunities. The Compensation Committee believes that this new approach to the peer group remains relevant to Farmer Mac in business and organizational focus, provides valuable information about three relevant but distinct labor markets, is of sufficient size to buffer against the effects of removals due to acquisitions and mergers, and is robust enough to ensure statistical reliability of benchmarking data. The Compensation Committee used this new peer group to help determine the initial compensation package of Aparna Ramesh as Farmer Mac's Executive Vice President – Chief Financial Officer and Treasurer starting January 6, 2020 and will use it to help inform other executive compensation decisions for 2020.

The Compensation Committee believes that these peer groups are useful tools to assist the Compensation Committee in assessing Farmer Mac's executive compensation program but provide only one perspective. Due to Farmer Mac's unique business model and the importance of multiple factors that should be considered in making compensation decisions, the Compensation Committee has also concluded that competitive market data from any peer group should not be the primary consideration in determining specific pay levels, especially for positions that are not the Chief Executive Officer or the Chief Financial Officer. Our compensation program is designed to reward individuals for achieving our goals and to attract, retain, and motivate our executive team, whose skills are critical to the current and long-term success of Farmer Mac. In establishing compensation for 2019, the Compensation Committee examined pay data from these peer groups to stay current with market pay practices and design trends and to assess the competitiveness of overall compensation, but the Committee did not rely solely on this data. We use data from the peer groups for reference and informational purposes but also consider factors such as proprietary broader market survey data provided by our compensation consultants and our executive officers' individual performance, experience, and scope of role given our unique strategy and mission. We do not specifically weight any of these criteria in making compensation decisions, nor do we target a specific percentile of any peer group. We manage total compensation to be competitive and vary the specific components of compensation to achieve our total compensation philosophy. For each named executive officer other than Farmer Mac's Chief Executive Officer, the Compensation Committee considered recommendations of the Chief Executive Officer along with the above-described factors in establishing compensation for 2019.

Approach to Incentive Compensation

Farmer Mac strives to deliver a significant portion of total compensation for executive officers through both short-term and long-term incentives that vary with actual business and personal performance.

Short-Term Incentive Compensation. The Compensation Committee establishes performance measures under the short-term incentive plan each year in an effort to balance business volume and earnings growth with prudent risk management objectives. For 2019, the Compensation Committee established three performance measures to quantify these objectives:

•Net Program Volume;
•Earnings; and
•Ratio of Substandard Assets to Regulatory Capital.
The Compensation Committee has also included a discretionary "Leadership and Strategic Performance" measure for each named executive officer, as discussed in more detail on page 33.

In determining whether the targets are met, the Compensation Committee defines the performance measures as follows:

•"Net Program Volume": aggregate amount of Farmer Mac's on- and off-balance sheet assets attributable to Farmer Mac's four lines of business (Farm & Ranch, USDA Guarantees, Rural Utilities, and Institutional Credit).
•"Earnings": core earnings (a non-GAAP financial measure reported by Farmer Mac described below) excluding the after-tax effects of provisions for losses, gains or losses on fair value, or sale of real estate owned ("REO") property.
•"Substandard Assets" and "Regulatory Capital": as reported in Farmer Mac's Annual Report on Form 10-K as of December 31, but excluding REO property.

Core earnings, as described in Farmer Mac's Annual Report on Form 10-K most recently filed with the SEC on February 25, 2020, differs from GAAP net income attributable to common stockholders. In summary, the non-GAAP reconciling items between the two measures are:
•gains or losses on undesignated financial derivatives due to changes in fair value;
•gains or losses on hedging activities due to changes in fair value;
•unrealized gains or losses on trading assets;
•amortization of premiums or discounts and deferred gains on assets consolidated at fair value; and
•the net effects of terminations or net settlements on financial derivatives and hedging activities.
Core earnings also differs from GAAP net income by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. Farmer Mac believes that core earnings is a better measure than GAAP net income to evaluate Farmer Mac's economic performance and business trends because GAAP net income can be affected significantly by market fluctuations that are not related to Farmer Mac's fundamental business.

The Compensation Committee measures achievement against each of these performance measures as of year-end. Each performance measure is weighted based on the Compensation Committee's expectations, and the Compensation Committee establishes thresholds within each performance measure to determine the actual levels of attainment necessary for payout. Although it is always a challenge to narrow down to a few measures, the Compensation Committee chose these measures because they most closely represent the business goals established by the Board and management for each year and balance the need for business volume growth, earnings, disciplined underwriting, and continued financial stability with the enhancement of stockholder value.

Long-Term Incentive Compensation. For long-term incentive compensation for executive officers, the Compensation Committee awards grants of equity-based compensation in the form of SARs, shares of performance-based restricted stock, and shares of time-based restricted stock. All grants of equity-based compensation are required to comply with a policy approved by Farmer Mac's Board that creates a framework for a consistent process for granting equity-based awards, prevents the backdating of awards, prohibits the manipulation of the timing of the public release of material information or of an award with the intent to benefit an award recipient, and ensures the overall integrity and efficiency of Farmer Mac’s award process. Under this policy, for grants of equity-based compensation awards in the form of shares of restricted stock, the number of shares awarded is based on a target long-term incentive value approved by the Compensation Committee for the individual divided by the average closing price of Farmer Mac’s Class C Non-Voting Common Stock over the previous 30 calendar days ending seven calendar days before the grant date. For grants of equity-based compensation awards in the form of SARs, the number of SARs awarded is based on a target long-term incentive value approved by the Compensation Committee for the individual divided by the Black-Scholes value ending seven calendar days before the grant date based on assumptions consistent with the assumptions Farmer Mac uses for determining stock-based compensation expense under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718. The Board policy requires the exercise price or grant price of any SAR to be the fair value of Farmer Mac’s Class C Non-Voting Common Stock on the grant date, defined as the closing price of that stock as reported by the NYSE on the grant date.

Grants of equity-based compensation are generally made to our named executive officers each year shortly after the filing of Farmer Mac's Annual Report on Form 10-K with the SEC. Awards to executive officers may also be made in special circumstances such as the start of employment, promotion, or assumption of additional duties. For the annual grants made to Messrs. Nordholm, Covington, Lynch, and Mullery in February 2019:

•50% of the applicable targeted value for long-term incentive compensation was granted in the form of shares of time-based restricted stock;
•25% of the applicable targeted value for long-term incentive compensation was granted in the form of shares of performance-based restricted stock; and
•25% of the applicable targeted value for long-term incentive compensation was granted in the form of SARs.

Mr. Lynch's unvested shares of restricted stock and unvested SARs were forfeited in connection with the termination of his employment with Farmer Mac in July 2019. At the time of Mr. Covington's resignation on February 14, 2020, he had satisfied the retirement provisions included in the award agreements for his outstanding unvested shares of restricted stock and unvested SARs, which will permit him to continue to vest in those awards according to their terms despite no longer being employed by Farmer Mac.

The shares of time-based restricted stock granted in February 2019 vest in three equal annual installments, the first of which vested on March 31, 2020, and the second and third of which will vest on March 31, 2021 and March 31, 2022, respectively, if the individuals are still employed by Farmer Mac on those dates. The shares of performance-based restricted stock granted in February 2019 have been linked to Farmer Mac's performance so that they only vest at the end of approximately three years if Farmer Mac achieves specified long-term performance goals focused on capital efficiency and credit quality. The Compensation Committee established the long-term incentive performance goals to reward achievements directly related to Farmer Mac's safety and soundness such as the enhancement of Farmer Mac's capital position and the maintenance of Farmer Mac's strong asset quality.

The vesting targets established for the February 2019 grants of shares of performance-based restricted stock are:

•50% of the shares of restricted stock will vest on March 31, 2022 if the Compensation Committee determines that Farmer Mac maintained compliance with all applicable regulatory capital requirements between January 1, 2019 and December 31, 2021, with the Compensation Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee's subjective evaluation of the efficiency of Farmer Mac’s use of capital over that three-year period; and

•50% of the shares of restricted stock will vest on March 31, 2022 if the Compensation Committee determines that Farmer Mac achieved:

◦an annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2019 and ending on December 31, 2021; and
◦an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2019 and ending on December 31, 2021.

In performing these calculations, “net charge-offs” is defined as charge-offs to Farmer Mac’s allowance for losses net of actual recoveries plus any writedowns on REO properties and any gains or losses realized upon disposition of REO properties, and average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

The SARs granted in February 2019 vest in three equal annual installments, the first of which vested on March 31, 2020 (other than for Mr. Lynch), and the second and third of which will vest on March 31, 2021 and March 31, 2022, respectively, if the individuals are still employed by Farmer Mac on those dates or have already satisfied the retirement provisions of the related award agreements. Although the Compensation Committee has decreased the emphasis on SARs in recent years consistent with competitive practices in Farmer Mac's peer group and the broader financial services industry, the Compensation Committee continues to believe that grants of SARs provide a valuable way to link the executives' long-term incentive compensation to the interests of Farmer Mac's stockholders. SARs only have realizable value to the extent that the stockholders have received an increase in value while the SARs are outstanding.

Mr. Ramsey was awarded shares of time-vested restricted stock in April 2019 before he was appointed as interim principal financial officer on July 8, 2019 and was not awarded any additional equity-based compensation during 2019. Mr. Ramsey's 2019 equity award is described in more detail in "Total Compensation Elements—Long-Term Incentive Compensation." Mr. Carpenter, who was appointed as Farmer Mac's Executive Vice President – Chief Business Officer in May 2019, was not awarded any equity-based compensation during 2019.

Total Compensation Elements

The total compensation package for the named executive officers consists of the following elements with the goal of offering a balanced compensation package:

•base salary;
•annual (short-term) cash incentive compensation;
•long-term, equity-based incentive compensation; and
•retirement and other benefits, most of which are similarly provided to all other full-time employees.

The Compensation Committee believes that this is consistent with its philosophy of promoting a performance-oriented, results-based culture where compensation varies based on business results achieved and is properly aligned with an acceptable risk profile, effective risk management, and stockholder returns.

The Compensation Committee approved the 2019 target compensation levels for the named executive officers other than Mr. Ramsey as set forth in the table below. Mr. Ramsey's 2019 target compensation levels were approved by Farmer Mac's Chief Executive Officer like all other Farmer Mac employees who are not executive officers (i.e., not appointed by the Board and with a title lower than Senior Vice President). The figures in the table below reflect prorated portions for Mr. Carpenter's annual base salary ($400,000) and annual target bonus ($200,000) to reflect the start of his employment on May 8, 2019.

2019 Target Compensation Levels

Name	Base Salary	Target Bonus	Target Total Cash Compensation[1]	Target Long-Term Incentive Value[2]	Target Total Direct Compensation[3]
Bradford T. Nordholm	$750,000	$600,000 (80% of base salary)	$1,350,000	$700,000	$2,050,000
R. Dale Lynch	$500,000	$250,000 (50% of base salary)	$750,000	$351,000	$1,101,000
Zachary N. Carpenter	$260,822	$130,411 (50% of base salary)	$391,233	$—	$391,233
John C. Covington	$380,000	$171,000 (45% of base salary)	$551,000	$296,000	$847,000
Stephen P. Mullery	$425,000	$170,000 (40% of base salary)	$595,000	$225,000	$820,000
Gregory N. Ramsey	$276,500	$98,000 (35% of base salary)	$374,500	$50,000	$424,500

1 Target total cash compensation equals approved base salary plus target bonus. The target total cash compensation for Mr. Carpenter is a prorated portion of his annual target to reflect the start of his employment on May 8, 2019. Mr. Ramsey's annual base salary was increased from $266,000 to $280,000 effective April 1, 2019, resulting in an effective annual base salary for the year of approximately $276,500. Mr. Ramsey's target bonus for 2019 was not prorated to reflect his lower base salary for the first quarter of the year.

2 Includes the value of shares of time-based restricted stock, shares of performance-based restricted stock, and SARs, with a target of approximately 50%, 25%, and 25%, respectively, for each type of award granted in February 2019 to Messrs. Nordholm, Covington, Lynch, and Mullery. The number of shares of restricted stock and SARs actually granted in February 2019 was determined in accordance with the Board policy on grants of equity-based compensation described above in "Peer Groups, Market Posture, and Compensation Philosophy." Mr. Lynch forfeited all of the equity awards granted to him in February 2019 upon the termination of his employment with Farmer Mac on July 8, 2019. For Mr. Ramsey, reflects the value of shares of time-based restricted stock granted on April 15, 2019 in connection with his annual performance evaluation before his appointment as interim principal financial officer.

3 Target total direct compensation equals target total cash compensation plus the target long-term incentive value.

In determining the target compensation levels for 2019 (other than for Mr. Ramsey), the Compensation Committee reviewed peer group market information provided by Pay Governance for the compensation elements of base salary, target total cash compensation, and target total direct compensation for each position. The Compensation Committee also reviewed other market information related to trends in the broader banking and financial services industry provided by Pay Governance to provide additional context. In determining each element of target compensation for 2019, the Compensation Committee considered the applicable market information in relation to Farmer Mac's performance as well as factors unique to each individual, such as an individual's performance, expertise, experience, competencies, skills, contribution to Farmer Mac's performance, tenure at Farmer Mac, future potential, scope of responsibility and accountability within Farmer Mac, ethics and integrity, other leadership attributes and accomplishments, and job responsibilities, all compared to the relevant position in the peer group. The Compensation Committee does not target a specific percentile in the peer group for each element of total direct compensation and considers the variety of factors described above in considering the range of competitiveness for target total direct compensation.

In February 2019, the Compensation Committee re-evaluated the total compensation package for each incumbent executive officer. Based on the Compensation Committee’s review of peer group and other market data related to the broader banking and financial services industry, the Compensation Committee made no changes to Mr. Nordholm's target total direct compensation compared to the compensation package agreed to in his October 2018 employment agreement and determined to make limited changes to the level of target total direct compensation of Messrs. Covington, Lynch, and Mullery for 2019 compared to 2018. The increases in 2019 total target direct compensation compared to 2018 levels for those individuals were attributable to annual merit increases in base salary of $44,000 for Mr. Lynch and $10,000 to each of Messrs. Covington and Mullery and increases in the related target bonuses through increases in the fixed target percentages on higher base salaries. The fixed target percentage for target bonus remained the same for each of Messrs. Covington, Lynch, and Mullery for 2019 compared to 2018. The targeted value of long-term incentive awards for each of Messrs. Covington and Lynch remained the same in 2019 as in 2018, while the target long-term incentive award was increased by $19,000 for Mr. Mullery for 2019. The cumulative effect of these actions was to increase the total target direct compensation of each of Messrs. Covington, Lynch, and Mullery by approximately 1.7%, 6.4%, and 4.2%, respectively, for 2019 compared to each individual’s respective targeted level for 2018. The Compensation Committee determined Mr. Carpenter's 2019 compensation package in May 2019 in connection with his appointment as Farmer Mac's Executive Vice President – Chief Business Officer. Farmer Mac's Chief Executive Officer determined Mr. Ramsey's target total direct compensation for 2019.

Base Salary. We pay base salary to provide current and prospective executives with a predictable core amount of annual compensation, regardless of Farmer Mac's financial results, so long as the executives perform their duties in a competent, professional manner. The Compensation Committee sets this pay element at a level that, by itself, would provide executives with a level of financial security commensurate with the competitive market, but not at a level expected to be adequate alone to retain executives or motivate outstanding performance. The Compensation Committee strives to balance the annual base salary with the opportunity for executives to realize value in the form of both short-term and long-term incentive compensation, while remaining competitive relative to the peer group. The Compensation Committee reviews the base salaries of Farmer Mac's executive officers annually shortly after the end of the calendar year, as well as at the time of promotions or other changes in responsibilities. Increases in salary normally take effect on January 1 unless a promotion or new hire requires a different timing.

In February 2019, the Compensation Committee determined the 2019 annual base salaries of Messrs. Covington, Lynch, and Mullery based on an evaluation of each individual's performance, experience, level of responsibilities, level of base salary, and peer group market data provided by Pay Governance. The Compensation Committee approved the following increases to the annual base salaries of those three individuals, which were effective retroactively to January 1, 2019:

•Mr. Covington – increase from $370,000 to $380,000;
•Mr. Lynch – increase from $456,000 to $500,000; and
•Mr. Mullery – increase from $415,000 to $425,000.
The Chief Executive Officer approved an increase in Mr. Ramsey's annual base salary from $266,000 to $280,000 effective April 1, 2019. The Compensation Committee determined Mr. Carpenter's 2019 compensation package in May 2019 in connection with his appointment as Farmer Mac's Executive Vice President – Chief Business Officer and set his starting base salary at $400,000 per year. In September 2018, the independent members of the Board approved Mr. Nordholm's starting base salary at $750,000 per year starting October 15, 2018. The Compensation Committee will review Mr. Nordholm's base salary periodically for potential increases in the Committee's sole discretion, but no increase in Mr. Nordholm's base salary will be required during the initial term of his employment agreement through March 31, 2021 and Mr. Nordholm did not receive a base salary increase in 2019.

In March 2020, the Compensation Committee determined the 2020 annual base salaries for all of the named executive officers other than Messrs. Lynch, Covington, and Ramsey based on an evaluation of each executive's performance, experience, level of responsibilities, level of base salary, and peer group market data provided by McLagan. The Compensation Committee approved the following changes to annual base salaries, which were effective retroactively to January 1, 2020:

•Mr. Carpenter – increase from $400,000 to $410,000; and
•Mr. Mullery – increase from $425,000 to $435,000.

These increases to the 2020 annual base salaries reflect the Compensation Committee’s determination to grant annual merit increases of $10,000 each to Messrs. Carpenter and Mullery, resulting in base salary increases of approximately 2.5% and 2.4%, respectively. The Compensation Committee did not change the annual base salary of Mr. Nordholm for 2020. In March 2020, the Chief Executive Officer approved an increase in Mr. Ramsey's annual base salary from $280,000 to $290,000 (approximately 3.6%) effective January 1, 2020.

Annual Cash Incentive Compensation. We provide annual cash incentive compensation to motivate and reward performance by the executive officers. We measure this performance by comparing Farmer Mac's results against specified short-term goals established by the Compensation Committee and reviewed by the Board. In determining the performance goals and weightings for the year, the Compensation Committee considers competitive practices for incentive design and seeks to encourage prudent risk-taking within Board-established parameters by balancing growth in business volume and earnings with risk management objectives. Consistent with this philosophy, the Compensation Committee chose performance goals and weightings for 2019 that it believed struck the appropriate balance among the corporate goals of earnings (25% weight), business volume (25% weight), and asset quality (15% weight), as well as an individual's leadership and strategic performance (35% weight). These are the same metrics and weightings used to determine short-term incentive compensation for 2018. These goals most closely represent the business strategies and objectives established by the Board and management in Farmer Mac's business plan for 2019 and seek to reward responsible growth by balancing the need for growth in business volume and earnings, disciplined underwriting, and continued financial stability with enhancement of stockholder value. The Compensation Committee believes that these short-term goals are consistent with Farmer Mac's long-term goals and public mission. In 2019, the Compensation Committee continued its practice of aligning business strategies and objectives established by the Board and management in Farmer Mac's business plan for the year by linking the threshold, target, and maximum amounts for each of the "Earnings" and "Net Program Volume" components directly to projections made in Farmer Mac's business plan for 2019, instead of to fixed percentage increases over the prior year results. As described in more detail below, Farmer Mac must also achieve pre-established financial and business thresholds before any annual cash incentive compensation will be paid.

For 2019, each of the named executive officers other than Mr. Lynch and Mr. Covington (neither of whom received a cash bonus for performance in 2019) earned the percentages of the components of his targeted cash incentive compensation as described in the table below. 65% of each individual's incentive compensation for 2019 was based on Farmer Mac's attainment of the specified measures, which was the same for all named executive officers. The remaining 35% of an individual's cash incentive compensation was based on the Compensation Committee's qualitative evaluation of the achievements toward the strategic initiatives of Farmer Mac by each individual and the named executive officers as a group.

For actual performance between threshold, target, and maximum amounts, the annual incentive award earned is interpolated on a straight-line basis. If performance falls below the threshold amount, no payment is made. For 2019, each of the named executive officers other than Mr. Lynch and Mr. Covington earned the percentages of the components of his annual targeted cash incentive compensation as described in the table below. For 2019, Farmer Mac met or exceeded the amount set forth in the maximum column for "Ratio of Substandard Assets to Regulatory Capital" and the amounts set forth in the target column for "Net Program Volume" and "Earnings."

The Compensation Committee places the most weight in the short-term incentive "scorecard" on the "Leadership and Strategic Performance" component (weighted at 35%) because the Committee believes that some of the accomplishments in this area that are more subjective and not easily quantified can be significant drivers of long-term shareholder value. Some factors considered by the Compensation Committee in its qualitative evaluation of each named executive officer were an individual's professional skills, leadership, responsibility, work organization, initiative, creativity, dedication, resourcefulness, and level of contribution to the attainment of business plan objectives and strategic initiatives. The Compensation Committee reviewed Farmer Mac's 2019 accomplishments and qualitatively judged, in its evaluation, the 2019 achievements by each of the named executive officers (other than Mr. Lynch and Mr. Covington) and the named executive officers as a group, with particular focus on certain individuals' outstanding leadership during the significant changes in executive management and the Board during 2019, further enhancing Farmer Mac's long-term strategic planning and the effectiveness of risk management, and achieving strong earnings while maintaining capital adequacy and efficiency. When combined, the level of incentive achieved by each of the named executive officers other than Mr. Lynch and Mr. Covington for 2019 ranged from 161% to 175% of the applicable target bonus, with Mr. Ramsey receiving an additional special cash bonus of $25,000 in recognition of his service as interim principal financial officer for the second half of 2019. Annual incentive compensation payments for 2019, which are disclosed in "Executive Compensation—Summary Compensation Table," were paid in March 2020.

Measure	Weight	Threshold (Pays 50%)	Target (Pays 100%)	Maximum (Pays 200%)	Result	Paid
Earnings[1]	25%	$80.2 million	$89.2 million	$98.1 million	$96.6 million	45.74%
Net Program Volume	25%	$20.2 billion	$20.6 billion	$23.7 billion	$21.1 billion	29.22%
Ratio of Substandard Assets to Regulatory Capital	15%	less than 100%	less than 60%	less than 40%	37.43%	30.00%
Leadership and Strategic Performance	35%	Evaluation by Compensation Committee of Performance	Evaluation by Compensation Committee of Performance	Evaluation by Compensation Committee of Performance	leadership, strategic planning, risk management, and capital efficiency	Varied by individual between 56.00% and 70.00%
Total	100%					Varied by individual between 160.96% and 174.96%[2]
1 See page 29 for a description of the calculation of "Earnings" for these purposes.
2 Mr. Ramsey's annual compensation payment for 2019 was calculated by multiplying his target bonus amount for 2019 by 160.96% and then adding a special cash bonus of $25,000 in recognition of his service as interim principal financial officer for the second half of 2019.

For 2019, no annual incentive compensation would have been paid unless both of the following criteria were met:

•Farmer Mac has positive core earnings of at least $20.0 million after the provision for losses and preferred stock dividends; and
•the Compensation Committee's satisfactory evaluation of any regulatory actions taken during the year.

For 2020, the Compensation Committee decided to maintain the same metrics and weightings used to determine short-term incentive compensation for 2019 based on business plan forecasts for 2020 but changed the methodology for some of the specific goals as follows: (1) the results for the Net Program Volume metric will be determined based on the average daily balance during 2020 rather than outstanding business volume as of December 31, 2020; (2) the specified levels for the maximum payout of 200% for the Earnings and Net Program Volume metrics were set to reflect the “stretch” goals for those metrics included in Farmer Mac’s 5-year strategic plan; and (3) the specified levels for the ratio of substandard assets to regulatory capital metric were changed to make them more difficult to achieve, with the threshold amount (50%) paid for achieving a ratio of less than 50%, the target amount (100%) paid for achieving a ratio of less than 40%, and the maximum amount (200%) paid for achieving a ratio of less than 30%. The Compensation Committee retains discretion to award no annual cash incentive pay in appropriate circumstances regardless of the achievement against corporate performance targets.

Long-Term Incentive Compensation. The Compensation Committee uses a mix of equity compensation for executive officers that is designed to reward performance and properly align the interests of executive officers with the long-term interests of stockholders through a balance of stock awards. In 2019, long-term incentive compensation consisted of grants of shares of time-based restricted stock, shares of performance-based restricted stock, and SARs with an exercise price equal to the fair market value of Farmer Mac's Class C Non-Voting Common Stock on the date of grant. Competitive long-term incentive awards also serve to retain executives over the longer term. The Compensation Committee considers the annual value of all components of the total compensation package, including base salary, annual incentive cash compensation, long-term incentive pay, and retirement benefits and perquisites when determining the form and level of long-term equity grants. Although there is no formula for allocation, the long-term incentive grants are considered as part of the overall compensation package. When considering the competitive market, the Compensation Committee looks at the annual value of long-term grants. The annual values granted reflect the intended compensation for that year, so prior grants are considered only if there is a concern with maintaining market competitiveness. The Compensation Committee is also keenly aware of the need to discourage excessive risk taking by Farmer Mac's executives while rewarding growth in stockholder value. Thus, the Compensation Committee has better aligned Farmer Mac's total compensation package with its peer group during the last six years by shifting compensation opportunity in favor of cash compensation in the form of salary and cash bonus, which it believes strikes an appropriate balance in meeting the Compensation Committee's goals described above.

In February 2019, the Compensation Committee granted shares of time-based restricted stock, shares of performance-based restricted stock, and SARs to Messrs. Nordholm, Covington, Lynch, and Mullery after the filing of Farmer Mac's Annual Report on Form 10-K for fiscal year 2018. The exercise price of those SARs is the closing price on the grant date as reported by the NYSE ($82.76 per share). In setting 2019 equity awards, the Compensation Committee determined a targeted value for the awards that was competitive and reasonable when compared to Farmer Mac's peer group and the practices of the broader banking and financial services industry, as well as consistent with Farmer Mac's performance and compensation philosophy. Consistent with Farmer Mac's total compensation philosophy, a significant portion of the named executive officers' total compensation is performance-based. The shares of performance-based restricted stock granted to Messrs. Nordholm, Covington, and Mullery in February 2019 will vest on March 31, 2022 if those individuals are still employed by Farmer Mac on that date (or have already satisfied the retirement provisions of the related award agreements) and Farmer Mac attains the performance targets identified on page 30. The shares of time-based restricted stock and SARs granted to Messrs. Nordholm, Covington, and Mullery in February 2019 vest ratably in installments over three years, with the first installment having vested on March 31, 2020. The overall targeted value for the February 2019 equity awards to Mr. Nordholm ($700,000) reflected the compensation package agreed to in his October 2018 employment agreement. The overall targeted values for the February 2019 equity awards to Mr. Covington ($296,000) and to Mr. Lynch ($351,000) represented no change from the targeted values used for their 2018 equity awards. In connection with the termination of Mr. Lynch’s employment on July 8, 2019, his shares of unvested restricted stock and unvested SARs, including these February 2019 equity awards, were forfeited. In connection with Mr. Covington’s separation from employment on February 14, 2020, his shares of unvested restricted stock and unvested SARs, including these February 2019 equity awards, will continue to vest as scheduled because Mr. Covington satisfied the retirement provision of the applicable equity award agreements. The overall targeted value for the February 2019 equity awards to Mr. Mullery ($225,000) increased by $19,000 compared to the targeted value used for his 2018 equity award.

Mr. Ramsey was awarded 662 shares of time-vested restricted stock on April 15, 2019 in connection with his annual employee performance evaluation. Those shares had a value of $50,074 on the grant date and will "cliff" vest on April 15, 2022 if Mr. Ramsey is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement. Mr. Ramsey was not awarded any other equity-based compensation during 2019. Mr. Carpenter was not awarded any equity-based compensation during 2019.

In March 2020, the Compensation Committee granted shares of time-based restricted stock, shares of performance-based restricted stock, and SARs to Messrs. Nordholm, Carpenter, and Mullery at the first Committee meeting held after the filing of Farmer Mac's Annual Report on Form 10-K for fiscal year 2019. The Compensation Committee set 2020 equity awards in the same manner as it did in 2019 and in accordance with Farmer Mac's total compensation philosophy described above. The 2020 equity awards to Messrs. Nordholm, Carpenter, and Mullery are described in more detail in Farmer Mac's Current Report on Form 8-K filed with the SEC on March 9, 2020. Mr. Covington was granted equity awards in February 2020 in connection with his separation of employment from Farmer Mac, as described in more detail in Farmer Mac's Current Report on Form 8-K filed with the SEC on February 14, 2020. Mr. Ramsey was awarded approximately $50,000 in time-vested restricted stock on April 1, 2020 in connection with his annual employee performance evaluation. Those shares will "cliff" vest on April 15, 2023 if Mr. Ramsey is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement.

Retirement Plans. During 2019, Farmer Mac provided retirement benefits for all employees through a 401(k) plan that contains an employer-funded defined contribution element under which Farmer Mac annually contributes 13.2% of each employee's base compensation up to the Social Security wage base ($132,900 in 2019) and 18.9% of each employee's base compensation above the Social Security wage base, up to the compensation limit set by the Internal Revenue Service ($280,000 in 2019). Based on these contribution formulas and applicable limits, Farmer Mac contributed $45,345 for 2019 to the 401(k) accounts of each of the six named executive officers. Farmer Mac's 401(k) plan also permits employees to make their own retirement contributions, subject to applicable limits set by the Internal Revenue Service.

Starting in May 2017, Farmer Mac began to offer a nonqualified deferred compensation plan designed to restore employer retirement contributions for each participant to the level that designated executive officers would have otherwise been eligible to receive in employer contributions under the 401(k) plan in the absence of the limits imposed by the Internal Revenue Code of 1986, as amended ("Code") on the amount of compensation that can be considered under a qualified retirement plan. Under this nonqualified deferred compensation plan, Farmer Mac credits the account of each participant with an amount equal to 18.9% of the difference between (i) the annual compensation limit under 401(a)(17) of the Code, described above, and

(ii) the participant's annual base salary, which in calculating employer credits is capped at $700,000 for Farmer Mac's President and Chief Executive Officer and $500,000 for all other participants. For 2019, Farmer Mac credited the accounts of Messrs. Nordholm, Covington, and Mullery in the amounts of $79,380, $18,900, and $27,405, respectively. Although Mr. Carpenter became eligible to participate in the nonqualified deferred compensation plan upon the start of his employment in May 2019, Farmer Mac did not credit any amount to him for 2019 under the plan because his prorated base salary for the year did not exceed the $280,000 annual compensation limit for 2019 under 401(a)(17) of the Code. Farmer Mac did not credit any amount under the nonqualified deferred compensation plan for Mr. Lynch in 2019 as a result of the termination of his employment in July 2019, and he forfeited the amounts credited to his account for 2017 and 2018 because he was not vested in those amounts at the time of his termination of employment. Although Farmer Mac credited an amount under the nonqualified deferred compensation plan for Mr. Covington in 2019, he forfeited the amounts credited to his account for 2017, 2018, and 2019 and related investment earnings because he was not vested in the nonqualified deferred compensation plan at the time of his resignation in February 2020. The Compensation Committee has determined that Farmer Mac's nonqualified deferred compensation plan will be made available only to executive officers with a title of Executive Vice President or higher, so Mr. Ramsey does not currently participate in that plan. See "Executive Compensation Governance—Executive Compensation—Nonqualified Deferred Compensation Table" for more information about Farmer Mac's nonqualified deferred compensation plan.

Other Benefits. Other than Messrs. Covington and Lynch, whom Farmer Mac no longer employs, Farmer Mac provides the named executive officers participation in Farmer Mac's standard employee benefit plans on the same terms as other employees, which include:

•medical, dental, and vision insurance coverage with all premiums paid by Farmer Mac;
•funding of an employee health savings account by Farmer Mac; and
•a group term life insurance policy that provides a benefit equal to one year's base salary up to $300,000.

Farmer Mac also makes available the following benefits:

•to Mr. Mullery, term life insurance policies with a combined face amount of $400,000; and
•to Messrs. Carpenter and Mullery, paid parking in the garage beneath Farmer Mac's headquarters.

In limited circumstances, Farmer Mac also reimburses for reasonable moving expenses and provides use of a corporate apartment during an executive officer's relocation process, a benefit that Mr. Nordholm received during the first several months of his employment beginning in October 2018. During 2019, Farmer Mac reimbursed Mr. Carpenter for $100,000 of his out-of-pocket relocation expenses, including house hunting trip expenses, house sale and purchase expenses, and the cost of relocating his household to the Washington, D.C. metropolitan area. Farmer Mac had agreed with Mr. Carpenter that this reimbursement would be subject to a tax "gross-up," resulting in an additional income tax reimbursement of $81,844 related to Mr. Carpenter's moving expenses.

Payments in Connection with a Change-in-Control

Farmer Mac's statutory charter is written in a way that substantially precludes any change-in-control through voting rights associated with its Voting Common Stock. Thus, no provision is made for payments to named executive officers in connection with any change-in-control, and no outstanding equity awards to the named executive officers will vest upon a change-in-control.

Post-Employment Compensation

Mr. Nordholm has an employment agreement that provides for severance payments if the agreement is terminated by Farmer Mac other than for cause. Messrs. Carpenter and Mullery currently participate in Farmer Mac's Amended and Restated Executive Officer Severance Plan, which was revised on January 16, 2020. That plan provides for severance payments if Farmer Mac terminates employment other than for cause. See "Executive Compensation Governance—Executive Compensation—Agreements with Executive Officers."

Impact of Accounting and Tax Treatment on Compensation Awards

In general, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that Farmer Mac may deduct in any one year per person for certain executive officers of Farmer Mac. There is an exception to the limitation for "performance-based compensation" meeting certain requirements for taxable years beginning on or before December 31, 2017 or, for later years, payable under a binding written agreement in effect on or before November 2, 2017 that satisfies the performance rules and is not materially modified.

Farmer Mac has not historically made compensation decisions based solely on the effect of the tax deductibility or accounting treatment of compensation to named executive officers, although the Compensation Committee does balance tax deductibility with other business considerations. To the extent practicable, the Compensation Committee intends to preserve the tax deductibility of compensation paid to executive officers but will not necessarily limit executive compensation to what is deductible under Section 162(m) of the Code if necessary to attract, retain, and reward high-performing executives. It is therefore possible that compensation for executive officers may exceed the per person $1 million limitation for deductibility in any particular year. Also, the deductibility of some types of compensation depends on the timing of an executive’s vesting or exercise of previously-granted equity awards.

Farmer Mac's Policies on Stock Ownership and Trading

Stock Ownership Policy

In March 2019, the Board approved a policy on stock ownership applicable to Farmer Mac's officers and directors (each, a "covered person") to encourage them to maintain a meaningful ownership interest in Farmer Mac, help align their interests with those of Farmer Mac's stockholders, and promote sound corporate governance and a long-term perspective in managing Farmer Mac. Under the policy, each covered person is expected to beneficially own a specified amount of Farmer Mac's Class C Non-Voting Common Stock, calculated as a multiple of the covered person's annual base salary or annual cash retainer, as described in the table below:

Title	Minimum Ownership Requirement
Chief Executive Officer	3 times annual base salary
Executive Vice President	2 times annual base salary
Senior Vice President	annual base salary
Vice President	half of annual base salary
Non-Employee Director	2 times annual cash retainer

The following shares and equity rights are included in determining satisfaction of the applicable minimum ownership requirement for a covered person: shares directly owned or beneficially owned indirectly (such as through family trusts, immediate family members, or retirement accounts); shares of unvested time-based restricted stock; and unvested time-based restricted stock units. The shares and equity rights that do not count towards satisfaction of the applicable minimum ownership requirement for a covered person include: unexercised vested or unvested stock options or SARs; shares of unvested performance-based restricted stock; and unvested performance stock units. The stock ownership policy requires covered persons to satisfy the applicable minimum ownership requirement within five years of March 13, 2019, or within five years from the date of hire, promotion, initial election, or initial appointment, as applicable. The Committee administers this policy and may make exceptions to the applicable minimum ownership requirement based on personal circumstances or hardship of a covered person. For more information on the stock ownership of our named executive officers and directors, see "Stock Ownership of Directors, Director Nominees, Named Executive Officers, and Certain Beneficial Owners."

Insider Trading Policy

Farmer Mac has a policy on insider trading applicable to all directors and employees, including named executive officers, that requires compliance with the federal securities laws and adherence to Farmer Mac's pre-clearance and other policies and procedures (including "open windows" for sales of stock and the adoption of Rule 10b5-1 plans). Farmer Mac's insider trading policy prohibits any director or employee (including officers) from engaging in (1) any pledging activities in Farmer Mac's securities and (2) any short sales of, or purchases or sales of puts, calls, or other derivative securities based on, Farmer Mac's securities.

Clawback Policy

In November 2018, the Compensation Committee reviewed and recommended approval of a revised compensation recoupment or "clawback" policy, which was approved by the full Board. Under the policy, originally adopted in August 2017, the Compensation Committee has the full power and authority and sole and exclusive discretion to construe, interpret, and administer the policy. The policy provides that Farmer Mac may recover from any current or former executive officer or controller and any other designated employee all or a portion of previously-granted incentive compensation as follows:

•if Farmer Mac is required to prepare an accounting restatement, an amount, if any, (a) in excess of what would have been paid under the accounting restatement during the preceding three-year period, or (b) that constitutes a reasonable estimate of the effect of the accounting restatement if the excess amount described in (a) of this bullet cannot be determined directly from the information in the related accounting restatement;

•if an individual subject to the policy is terminated for "cause," an amount up to 100% of the incentive compensation received during the preceding three-year period before the date of termination, with the amount to be determined by the Compensation Committee in its sole discretion based on the conduct involved; or

•during the preceding three fiscal years, if a financial measure used to determine the value or amount of incentive compensation received from Farmer Mac was calculated incorrectly, any amount of the incentive compensation in excess of what would have been received based on the recalculated measure.

Any cash or equity incentive compensation awards granted since 2012 will be subject to this "clawback" policy adopted by the Compensation Committee. The policy provides that if final rules or regulations are issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), the Compensation Committee will be required to amend the policy to reflect and comply with these new rules and regulations.

Risk

Farmer Mac has considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees in taking business risks that could affect Farmer Mac. We believe that our compensation policies and practices, either individually or in the aggregate, are not reasonably likely to have a material adverse effect on Farmer Mac.

Compensation Consultant Fees

The Compensation Committee engaged Pay Governance to serve as the Compensation Committee's independent compensation consultant until March 31, 2019 (which ended a seven-year tenure as the Committee's compensation consultant) and then engaged McLagan to serve as the Compensation Committee's independent compensation consultant again from April 1, 2018 until March 31, 2020. Pay Governance and McLagan were accountable to and reported directly to the Compensation Committee. Farmer Mac's management had no role in selecting the Compensation Committee's compensation consultants and had no relation to those consultants. In 2019, Pay Governance and McLagan did not provide any services to Farmer Mac other than the executive and director compensation advisory services provided to the Compensation Committee. Under its compensation consultant independence policy, the Compensation Committee will consider and pre-approve, as appropriate, any additional services provided by the Compensation Committee's consultant to Farmer Mac. For 2019, Farmer Mac incurred an aggregate amount of $69,278 in fees (not including reimbursement for travel-related expenses) for the advisory services rendered by Pay Governance and McLagan.

The Compensation Committee has assessed the independence of Pay Governance and McLagan under SEC rules and NYSE listing standards and concluded that no conflict of interest exists that would have prevented or would prevent Pay Governance or McLagan from independently representing the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

From January through May 2019, the Compensation Committee consisted of Dr. Faivre and Messrs. Davidson, Culver, Everson, Johnson, Junkins, and Maxwell. From May through December 2019, the Compensation Committee consisted of Drs. Faivre and Sherrick and Messrs. Davidson, Culver, Johnson, and Junkins. In January 2020, Ms. Wilcher replaced Mr. Culver on the Compensation Committee. None of these current or former directors is, or has been, a Farmer Mac officer or employee other than Mr. Junkins, who served as Farmer Mac's Acting Chief Executive Officer from December 7, 2017 through October 15, 2018 but did not serve on the Compensation Committee during that time. None of the current or former members of the

Compensation Committee had any relationship requiring disclosure by Farmer Mac as a "related person transaction" under SEC rules. None of Farmer Mac's current executive officers has served as a member of the Board or the Compensation Committee or as a director of another SEC-reporting entity during the last completed fiscal year.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be "soliciting material," or to be "filed" with the SEC, and will not be deemed to be incorporated by reference into any filing by Farmer Mac under the Securities Act or the Exchange Act, except to the extent that Farmer Mac specifically requests that the information be treated as soliciting material or specifically incorporates the report by reference into a document.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management, and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. This report of the Compensation Committee shall be deemed "furnished" in Farmer Mac's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee

Richard H. Davidson, Chairman	Sara L. Faivre
Mitchell A. Johnson	Lowell L. Junkins
Bruce J. Sherrick	LaJuana S. Wilcher

Executive Compensation

Summary Compensation Table

The following table provides information about the compensation awarded to, earned by, or paid to Farmer Mac's named executive officers for the fiscal year ended December 31, 2019, as well as the two previous fiscal years, if applicable.

Name and Principal Position	Fiscal Year	Salary	Restricted Stock Awards[1]	SARs Awards[2]	Non-Equity Incentive Compensation 3,4	All Other Compensation 5,6	Total
Bradford T. Nordholm	2019	$750,000	$610,107	$211,115	$1,049,737	$79,380	$2,700,339
President and Chief Executive	2018	160,275	250,066	—	120,643	29,852	560,836
Officer

Stephen P. Mullery	2019	425,000	196,224	67,889	282,551	46,926	1,018,590
Executive Vice President –	2018	415,000	169,026	56,164	187,270	41,183	868,643
General Counsel and Secretary	2017	410,000	163,355	58,516	225,124	38,853	895,848

Zachary N. Carpenter	2019	260,822	—	—	216,751	181,844	659,417
Executive Vice President —
Chief Business Officer

Gregory N. Ramsey	2019	276,500	50,074	—	182,654	5,372	514,600
Vice President — Controller and
Former Interim Principal Financial Officer

John C. Covington	2019	380,000	258,128	89,308	—	46,001	773,437
Former Executive Vice President –	2018	370,000	242,771	80,697	158,696	38,072	890,236
Chief Credit Officer	2017	365,000	234,842	84,061	200,416	23,026	907,345

R. Dale Lynch	2019	258,905	306,046	105,865	—	950,190	1,621,006
Former Executive Vice President –	2018	456,000	287,999	95,651	237,264	82,741	1,159,655
Chief Financial Officer and Treasurer	2017	451,000	278,343	99,637	318,390	52,584	1,199,954

1 Represents the aggregate grant date fair value of the shares of performance-based and time-based restricted stock awarded in 2019, 2018, and 2017. The grant date fair value of the performance-based restricted stock assumes 100% as the probable outcome of the performance metrics over the three-year performance period. The grant date fair value for each share of the restricted stock awarded in February and April 2019 was $82.76 and $75.64, respectively (the closing price of the stock on the date of the grant as reported by the NYSE). The grant date fair value for each share of the restricted stock awarded in March, April, and October 2018 was $86.15, $85.14, and $69.89, respectively. The grant date fair value for each share of the restricted stock awarded in March 2017 was $60.84. Mr. Lynch forfeited his unvested shares of restricted stock upon the termination of his employment with Farmer Mac in July 2019.

2 Represents the aggregate grant date fair value of the SARs awarded in 2019, 2018, and 2017. Assumptions made in the calculation of these amounts are included in Note 9 to the financial statements on page 164 of Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019. SARs awarded to executive officers in February 2019 were granted at the fair value of $20.51651 per share. SARs awarded to executive officers in March 2018 were granted at the fair value of $22.97085 per share. SARs awarded to executive officers in March 2017 were granted at the fair value of $17.3072 per share. Mr. Lynch forfeited his unvested SARs upon the termination of his employment with Farmer Mac in July 2019.

3 For each of the named executive officers, the amounts in this column were (i) the amounts paid in 2020 for amounts earned in 2019, if applicable; (ii) the amounts paid in 2019 for amounts earned in 2018, if applicable; and (iii) the amounts paid in 2018 for amounts earned in 2017, if applicable. Mr. Carpenter's annual cash incentive award earned in 2019 was prorated based on the number of days he was employed at Farmer Mac during 2019.

4 For each of the named executive officers other than Messrs. Lynch and Covington, annual cash incentive awards earned for the business plan year ending on December 31, 2019 were calculated as described in "Compensation Discussion and Analysis—Total Compensation Elements—Annual Cash Incentive Compensation" on pages 33-34, and were paid in March 2020.

5 The amounts listed for each of the named executive officers include: (i) dividend equivalents paid in cash on restricted stock that vested (a) in 2019 in the amount of $32,129 for Mr. Lynch, $27,101 for Mr. Covington, $18,873 for Mr. Mullery, and $5,240 for Mr. Ramsey; (b) in 2018 in the amount of $44,984 for Mr. Lynch, $20,117 for Mr. Covington, and $14,075 for Mr. Mullery, and (c) in 2017 in the amount of $14,827 for Mr. Lynch, $5,071 for Mr. Covington, and $9,671 for Mr. Mullery; (ii) amounts paid on behalf of each of the named executive officers for disability and/or life insurance premiums, to the extent that they have elected to receive additional disability or life insurance offered by Farmer Mac; and (iii) employer contributions under Farmer Mac's nonqualified deferred compensation plan for 2019 in the amount of $79,380 for Mr. Nordholm, $18,900 for Mr. Covington, and $27,405 for Mr. Mullery and for both 2018 and 2017 in the amount of $34,209 for Mr. Lynch, $17,955 for Mr. Covington, and $26,460 for Mr. Mullery. For Mr. Nordholm, the amount listed for 2018 is for expenses paid by Farmer Mac for Mr. Nordholm's relocation to Washington, D.C., which consisted of reimbursement of Mr. Nordholm's moving expenses and Farmer Mac's payment of rent and incidental costs for Mr. Nordholm's temporary housing in an apartment located near Farmer Mac's main office. For

Mr. Carpenter, the amount listed for 2019 is for expenses paid by Farmer Mac for Mr. Carpenter's relocation to the Washington, D.C. metropolitan area, which consisted of a reimbursement of $100,000 of Mr. Carpenter's moving expenses and a related income tax reimbursement "gross-up" amount of $81,844 related to those expenses. The amounts listed for each of the named executive officers do not include: (i) the costs for health insurance paid on behalf of the named executive officers because they are the same as amounts paid for health insurance costs on behalf of other employees who elected similar coverage (e.g., single, married, or family coverage); (ii) premium payments made on behalf of the named executive officers for the group term life insurance policy plan because they participate in this plan on the same terms as all other Farmer Mac employees; and (iii) employer contributions to Farmer Mac's 401(k) retirement plan on behalf of the named executive officers because they participate in this plan on the same terms as all other Farmer Mac employees.

6 In addition to the amounts listed for Mr. Lynch in footnote 5 above, the amount of all other compensation paid to Mr. Lynch in 2019 includes the following separation pay made in a lump sum payment related to the termination of his employment in July 2019 under the terms of Farmer Mac’s Amended and Restated Executive Officer Severance Plan: (i) annual base salary of $500,000; (ii) annual target bonus of $250,000; (iii) unpaid accrued annual target bonus of $128,767; and (iv) unpaid accrued vacation of $38,462.

CEO Pay Ratio

Median Employee

Under regulations implemented by the SEC under the Dodd-Frank Act, Farmer Mac must disclose the ratio of annual total compensation of its Chief Executive Officer to the median total compensation of all of Farmer Mac's employees (excluding the Chief Executive Officer) for the most recently completed fiscal year. Excluding Farmer Mac's President and Chief Executive Officer, Farmer Mac employed 104 individuals on December 6, 2019, the second to last pay date of the year (the "determination date"), all of whom were working on a full-time basis at that time. Farmer Mac is using the same median employee in its pay ratio calculation from the prior fiscal year because that employee's circumstances have not changed. Farmer Mac's employee population remained materially consistent and its employee compensation arrangements have not materially changed between 2018 and 2019, so the use of the same median employee did not result in a significant change to our pay ratio disclosure.

Ratio of Annual Total Compensation of CEO to Median Employee

Farmer Mac's President and Chief Executive Officer, Mr. Nordholm, served in that role for all of 2019 and his total annual compensation has been set forth in the Summary Compensation Table in in this proxy statement. The annual total compensation for the median employee has been calculated using the same methodology used for our named executive officers as set forth in the Summary Compensation Table in this proxy statement. The calculations of annual total compensation for Mr. Nordholm and Farmer Mac's median employee are $2,700,339 and $158,175, respectively. Thus, Farmer Mac's reasonable estimate of the 2019 CEO to median employee pay ratio is 17:1. In light of the many different methodologies, assumptions, adjustments, and estimates that companies may apply under the regulations implemented by the SEC under the Dodd-Frank Act, this information should not be used as a basis for comparison to other companies.

Grants of Plan-Based Awards Table

The table below provides, for each of the named executive officers during 2019, additional information about 2019 grants of shares of restricted stock and SARs under Farmer Mac's Amended and Restated 2008 Omnibus Incentive Plan and the potential range of awards that were approved for 2019 under the annual incentive compensation plan. These awards are also described in the Summary Compensation Table above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]		All Other SARs Awards: Number of Securities Underlying SARs[3] (#)	Exercise Price of SARs Awards[4] ($/Sh)	Grant Date Fair Value of Stock and SARs Awards[5] ($)
Name	Grant Date	Board or Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target & Maximum (#)
Bradford T. Nordholm			$300,000	$600,000	$1,200,000
	2/27/2019	2/27/2019				—	4,914			$406,683
	2/27/2019	2/27/2019					2,458			203,424
	2/27/2019	2/27/2019						10,290	$82.76	211,115
			$300,000	$600,000	$1,200,000	—	7,372	10,290		$821,222

Stephen P. Mullery			$85,000	$170,000	$340,000
	2/27/2019	2/27/2019				—	1,581			$130,844
	2/27/2019	2/27/2019				—	790			65,380
	2/27/2019	2/27/2019						3,309	$82.76	67,889
			$85,000	$170,000	$340,000	—	2,371	3,309		$264,113

Zachary N. Carpenter			$65,206	$130,411	$260,822
			$65,206	$130,411	$260,822	—	—	—		$—

Gregory N. Ramsey			$—	$—	$—
	4/15/2019	4/15/2019				—	662	—		$50,074
			$—	$—	$—	—	662	—		$50,074

R. Dale Lynch			$125,000	$250,000	$500,000
	2/27/2019	2/27/2019				—	2,466			$204,086
	2/27/2019	2/27/2019				—	1,232			101,960
	2/27/2019	2/27/2019						5,160	$82.76	105,865
			$125,000	$250,000	$500,000	—	3,698	5,160		$411,911

John C. Covington			$85,500	$171,000	$342,000
	2/27/2019	2/27/2019				—	2,079			$172,058
	2/27/2019	2/27/2019				—	1,040			86,070
	2/27/2019	2/27/2019						4,353	$82.76	89,308
			$85,500	$171,000	$342,000	—	3,119	4,353		$347,436

1 These columns show the range of potential payouts under the annual incentive compensation plan for all named executive officers during 2019. The performance period covers January 1, 2019 through December 31, 2019. For actual performance between threshold, target, and maximum, the annual incentive award earned is interpolated on a straight-line basis. See "Executive Compensation Governance—Compensation Discussion and Analysis—Total Compensation Elements—Annual Cash Incentive Compensation" for a discussion of the material terms of the total payout for 2019 under non-equity incentive plan awards for Messrs. Nordholm, Mullery, Carpenter, and Ramsey. Mr. Lynch did not receive any payout for 2019 under the annual incentive compensation plan as a result of the termination of his employment as Farmer Mac's Executive Vice President – Chief Financial Officer and Treasurer in July 2019, but he did receive separation pay in 2019 as described in footnote 6 to the Summary Compensation Table. Mr. Covington did not receive any payout for 2019 under the annual incentive compensation plan as a result of his resignation as Farmer Mac's Executive Vice President – Chief Credit Officer in February 2020, but he did receive separation pay in 2020 as described in "Executive Compensation Governance—Executive Compensation—Agreements with Executive Officers."

2 Represents the potential payout range of shares of restricted stock granted in 2019. The grants of shares of time-based restricted stock to Messrs. Nordholm, Covington, and Mullery in February 2019 vest in three equal annual installments, the first of which vested on March 31, 2020, and the second and third of which will vest on March 31, 2021 and March 31, 2022, respectively, if those individuals are still employed by Farmer Mac on those dates or satisfy the retirement provisions of the related award agreements. For 50% of the grant of shares of performance-based restricted stock, vesting on March 31, 2022 is contingent on Farmer Mac maintaining compliance with all applicable regulatory capital requirements between January 1, 2019 and December 31, 2021, with the Compensation Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee’s subjective evaluation of Farmer Mac’s capital efficiency over that three-year period. For the remaining 50% of the grant of shares of performance-based restricted stock, vesting on March 31, 2022 is contingent on the Committee's determination that Farmer Mac has attained:

A.an annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2019 and ending on December 31, 2021; and

B.an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2019 and ending on December 31, 2021.

Performance and payouts are determined independently for each metric, and awards of shares of performance-based restricted stock are settled in shares of Farmer Mac's Class C Non-Voting Common Stock at the end of the three-year performance period if the applicable metric is attained in its entirety and the individual is still employed by Farmer Mac on that date. No partial settlements are permitted for any metric. The grants of shares of time-based restricted stock to Mr. Ramsey in April 2019 will "cliff" vest in April 2022 if he is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement. In connection with the termination of Mr. Lynch's employment in July 2019, his shares of unvested restricted stock were forfeited.

3 Represents the number of SARs granted during 2019. The SARs granted to Messrs. Nordholm, Covington, and Mullery in February 2019 vest in three equal annual installments, the first of which vested on March 31, 2020, and the second and third of which will vest on March 31, 2021 and March 31, 2022, respectively, if those individuals are still employed by Farmer Mac on those dates or satisfy the retirement provisions of the related award agreements. In connection with the termination of Mr. Lynch's employment in July 2019, his unvested SARs were forfeited.

4 The exercise price is the closing price for a share of Class C Non-Voting Common Stock on the date of grant as reported by the NYSE.

5 Amounts shown represent the grant date fair value of the equity award granted to the named executive officers in 2019. For grants of shares of restricted stock, the fair value is the market value of the underlying stock on the grant date (which is the same price as the exercise price for SARs). For SARs granted on February 27, 2019, the fair value on the grant date has been estimated using the Black-Scholes option pricing model with the assumptions set forth in Note 9 to the financial statements on page 164 of Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019, resulting in a value of approximately $20.52 per share.

Outstanding Equity Awards at Fiscal Year End

There were no unexercised stock options previously granted to executive officers as of December 31, 2019.

The table below provides information about unexercised SARs previously granted to Messrs. Nordholm, Lynch, Covington, and Mullery as of December 31, 2019. As of that date, Mr. Ramsey had no remaining unexercised SARs and Mr. Carpenter had not yet been granted any SARs.

Name	Unexercised SARs # Exercisable	Unexercised SARs # Unexercisable[1]	SARs Exercise Price	SARs Expiration Date[2]
Bradford T. Nordholm	—	10,290	$82.76	February 27, 2029

Stephen P. Mullery	3,000	—	$21.69	April 5, 2022
	6,545	—	30.20	April 3, 2023
	3,780	—	33.90	April 2, 2024
	5,610	—	32.39	April 1, 2025
	7,125	—	35.75	March 15, 2026
	2,254	1,127	60.84	March 14, 2027
	815	1,630	86.15	March 13, 2028
	—	3,309	82.76	February 27, 2029

R. Dale Lynch	1,388	—	$86.15	July 8, 2020

John C. Covington	3,412	—	$35.75	March 15, 2026
	1,619	1,619	60.84	March 14, 2027
	1,171	2,342	86.15	March 13, 2028
	—	4,353	82.76	February 27, 2029

1 Unexercisable SARs that expire in February 2029 vest in three equal annual installments, the first of which vested on March 31, 2020, and the second and third of which will vest on March 31, 2021 and March 31, 2022, respectively, if the applicable individuals are still employed by Farmer Mac on those dates or satisfy the retirement provisions of the related award agreements. Unexercisable SARs that expire in March 2028 vest in three equal annual installments, the first and second of which vested on March 31, 2019 and March 31, 2020, respectively, and the third of which will vest on March 31, 2021 if the applicable individuals are still employed by Farmer Mac on that date or satisfy the retirement provisions of the related award agreements. Unexercisable SARs that expire in March 2027 vested on March 31, 2020.

2 Consistent with the retirement provisions of the related award agreements, the expiration dates of March 15, 2026, March 14, 2027, March 13, 2028, and February 27, 2029 for the SARs previously awarded to Mr. Covington were all amended to an expiration date of February 14, 2025 upon Mr. Covington's separation of employment from Farmer Mac on February 14, 2020.

The following table provides information about shares of unvested restricted stock previously granted to Messrs. Nordholm, Covington, Mullery, and Ramsey as of December 31, 2019. As of that date, Mr. Lynch had forfeited all unvested shares of restricted stock previously awarded to him and Mr. Carpenter had not received any awards of restricted stock.

Name	Number of Unvested Shares of Restricted Stock	Market Value of Unvested Shares of Restricted Stock[2]	Vesting Date[3]
Bradford T. Nordholm[1]	1,638	$136,773	March 31, 2020
	5,216	435,536	March 31, 2021
	4,096	342,016	March 31, 2022

Stephen P. Mullery	2,454	$204,909	March 31, 2020
	1,617	135,020	March 31, 2021
	1,317	109,970	March 31, 2022

Gregory N. Ramsey	850	$70,975	April 15, 2020
	585	48,847	April 15, 2021
	662	55,277	April 15, 2022

John C. Covington	3,463	$289,161	March 31, 2020
	2,259	188,627	March 31, 2021
	1,733	144,706	March 31, 2022

1 Upon the start of his employment on October 15, 2018, Mr. Nordholm was awarded 3,578 shares of time-vested restricted stock, which will "cliff" vest on March 31, 2021 if he is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement.

2 Calculated based on a price of $83.50 per share (the closing price for the Class C Non-Voting Common Stock on the last trading day of 2019 as reported by the NYSE).

3 For the shares of restricted stock vesting in March 2020: (i) vesting of one-third of each of the grants of shares of time-based restricted stock made in 2017, 2018, and 2019 (only grants made in March 2019 for Mr. Nordholm); (ii) with respect to 50% of the grant of shares of performance-based restricted stock made in 2017 to Messrs. Covington and Mullery, vesting is contingent on Farmer Mac maintaining compliance with all applicable regulatory capital requirements between January 1, 2017 to December 31, 2019, with the Compensation Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Board's subjective measurement of Farmer Mac's capital adequacy over that three-year period and (iii) with respect to 50% of the grant of shares of performance-based restricted stock made in 2017, vesting is contingent on Farmer Mac attaining:

A.annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2017 and ending on December 31, 2019; and

B.an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2017 and ending on December 31, 2019.

The Compensation Committee determined that the performance goals set forth under (ii) and (iii) were met, so 100% of the shares of performance-based restricted stock vesting in March 2020 vested on March 31, 2020 for Messrs. Covington and Mullery. For the shares of restricted stock vesting in April 2020, all the shares of the time-based restricted stock "cliff'' will vest on April 15, 2020 if Mr. Ramsey is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement.

For the shares of restricted stock vesting in March 2021: (i) Mr. Nordholm's vesting in 3,578 shares of time-vested restricted stock granted upon the start of his employment on October 15, 2018; (ii) vesting of one-third of each of the grants of shares of time-based restricted stock made in March 2018 and 2019 (only grants made in March 2019 for Mr. Nordholm); (iii) with respect to 50% of the grant of shares of performance-based restricted stock made in 2018, vesting is contingent on Farmer Mac maintaining compliance with all applicable regulatory capital requirements between January 1, 2018 to December 31, 2020, with the Compensation Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee's subjective evaluation of the efficiency of Farmer Mac’s use of capital over that three-year period and (iv) with respect to 50% of the grant of shares of performance-based restricted stock made in 2018, vesting is contingent on Farmer Mac attaining:

A.annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2018 and ending on December 31, 2020; and

B.an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2018 and ending on December 31, 2020.

For the shares of restricted stock vesting in April 2021, all the shares of the time-based restricted stock will "cliff'' vest on April 15, 2021 if Mr. Ramsey is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement.

For the shares of restricted stock vesting in March 2022: (i) vesting of one-third of the grant of shares of time-based restricted stock made in March 2019; (ii) with respect to 50% of the grant of shares of performance-based restricted stock made in 2019, vesting is contingent on Farmer Mac maintaining compliance with all applicable regulatory capital requirements between January 1, 2019 to December 31, 2021, with the Compensation Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee's subjective evaluation of the efficiency of Farmer Mac’s use of capital over that three-year period and (iii) with respect to 50% of the grant of shares of performance-based restricted stock made in 2019, vesting is contingent on Farmer Mac attaining:

A.annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2019 and ending on December 31, 2021; and

B.an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2019 and ending on December 31, 2021.

For the shares of restricted stock vesting in April 2022, all the shares of the time-based restricted stock will "cliff'' vest on April 15, 2022 if Mr. Ramsey is still employed by Farmer Mac on that date or satisfies the retirement provision of the related award agreement.

SAR Exercises and Stock Vested

The following table provides information about SARs exercised during 2019 by Mr. Lynch, who was the only named executive officer to exercise SARs during the year. The value realized upon exercise of the SARs is the difference between (i) the fair market value of the Class C Non-Voting Common Stock on the date of exercise and (ii) the SARs grant price, then multiplied by the number of SARs exercised, excluding the amounts retained by Farmer Mac to satisfy tax withholding requirements arising from the exercises.

Name	Number of SARs Exercised (#)	Number of Shares Acquired Upon Exercise (#)[1]	Value Realized Upon Exercise ($)[1]
R. Dale Lynch	25,516	7,453	$609,495

  1 The table above reflects shares and the value of shares (including cash paid for any fractional shares) that were delivered to Mr. Lynch during 2019 and does not include shares that were retained by Farmer Mac to satisfy tax withholding requirements arising from the exercises.

The following table provides information about shares of restricted stock that vested during 2019 and were issued to the named executive officers, other than Messrs. Nordholm and Carpenter, neither of whom vested in any shares of restricted stock during 2019.

Name[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Stephen P. Mullery	1,934	$140,087
Gregory N. Ramsey	699	53,559
R. Dale Lynch	3,494	253,257
John C. Covington	2,948	213,613

1 For all named executive officers, the table above reflects shares and the value of shares (including cash paid for any fractional shares) that were delivered to the applicable named executive officer upon vesting and does not include shares that were retained by Farmer Mac to satisfy tax withholding requirements arising from the vesting of these shares.
2 For all named executive officers other than Mr. Ramsey, the value realized upon vesting of the shares of restricted stock reflects the cash paid for any fractional shares and the number of shares vested multiplied by $72.43, which was the closing price of the Class C Non-Voting Common Stock on the business day before the vesting date as reported by the NYSE. For Mr. Ramsey, the value realized upon vesting of the shares of restricted stock reflects the cash paid for any fractional shares and the number of shares vested multiplied by $76.56, which was the closing price of the Class C Non-Voting Common Stock on the business day before each vesting date as reported by the NYSE.

Nonqualified Deferred Compensation Table

The Nonqualified Deferred Compensation Plan of the Federal Agricultural Mortgage Corporation ("NQDC Plan") is a nonqualified deferred compensation plan designed to comply with the provisions of Section 409A of the Code and became effective on May 1, 2017. The purpose of the NQDC Plan is to:

•restore retirement contributions by Farmer Mac on behalf of each of its current executive officers with the title of Executive Vice President or higher to the level those individuals would have otherwise been eligible to receive in employer contributions under Farmer Mac’s 401(k) retirement plan without the limits imposed by Section 401(a)(17) of the Code on the amount of annual compensation that can be considered in determining employer contributions under a qualified retirement plan; and

•permit each of Farmer Mac’s current executive officers with the title of Executive Vice President or higher to elect to defer a portion of compensation without reference to the limitations in Farmer Mac’s 401(k) plan or those imposed by Section 415(c)(1)(A) of the Code for qualified defined contribution retirement plans.

Under the NQDC Plan, Farmer Mac credits the account of each participant each calendar year with an amount equal to 18.9% of the difference between (i) the annual compensation limit under 401(a)(17) of the Code, which was $280,000 for 2019, and (ii) a participant’s annual base salary, which in calculating employer credits under the NQDC Plan is capped at $700,000 for Farmer Mac’s Chief Executive Officer and $500,000 for all other participants. This fixed contribution percentage is the same formula used for determining employer contributions to Farmer Mac’s 401(k) plan based on an employee’s annual base salary that is above the applicable Social Security wage base for that year.

In addition to employer credits to the accounts of each participant and subject to applicable tax laws, participants in the NQDC Plan may elect to defer up to 80% of their base salary and up to 80% of any short-term incentive cash bonus scheduled to be received in any one year. A participant may elect to defer compensation until a fixed and determinable date that must be at least two years after the first day of the year in which the deferral election became effective. A participant will be fully vested in non-elective employer credits upon the earliest to occur of: (i) death, (ii) disability, or (iii) three years following the effective date of participation in the NQDC Plan. A participant will be immediately fully vested in all amounts credited attributable to elective deferrals of compensation.

The earliest to occur of the following events will trigger the distribution of all amounts credited to a participant’s account, including both non-elective employer credits and elective deferrals: (i) death, (ii) disability, and (iii) the later to occur of the participant’s separation from service (as defined in Section 409A of the Code) or attaining the age of 65. A participant may elect to receive these payments in a single lump sum cash payment or in annual installments for a period of up to ten years, although account balances will become payable immediately in a single lump sum cash payment upon a participant’s death or disability. A participant also can request a distribution in the event of an unforeseen emergency (as defined in Section 409A of the Code).

Account balances under the NQDC Plan earn or lose value based on the investment performance of one or more of the investment funds offered under the NQDC Plan and selected by the participants, which are generally similar to the investment options offered under Farmer Mac’s 401(k) retirement plan available to all employees. The returns on the funds in each current participant's account ranged from 1.33% to 20.47% for the year ended December 31, 2019.

All amounts credited to a participant’s account under the NQDC Plan represent Farmer Mac’s contractual obligation to pay future benefits and will not be secured by any segregated assets, thereby putting NQDC Plan participants in a similar position to the unsecured general creditors of Farmer Mac.

The following table shows the benefits accrued under the NQDC Plan by Farmer Mac's named executive officers that participated in the NQDC Plan as of December 31, 2019. Mr. Carpenter is not included in this table because although he became eligible to participate in the NQDC Plan upon the start of his employment on May 8, 2019, Farmer Mac did not credit any amount to him for 2019 because his prorated base salary for the year did not exceed the $280,000 annual compensation limit for 2019 under 401(a)(17) of the Code. Mr. Ramsey does not participate in the NQDC Plan.

Name	Aggregate Balance at End of 2018	Executive Contributions[1] in 2019	Farmer Mac's Contributions[2] in 2019	Aggregate Earnings[3] in 2019	Aggregate Withdrawals/Distributions[4]	Aggregate Balance[5] at End of 2019
Bradford T. Nordholm	$—	$—	$79,380	$3	$—	$79,383
R. Dale Lynch	65,929	—	—	10,020	(75,949)	—
John C. Covington	35,134	—	18,900	7,204	—	61,238
Stephen P. Mullery	53,330	—	27,405	8,283	—	89,018

1 None of the named executive officers elected to defer any compensation in 2019 under the NQDC Plan.

2 The amounts listed represent the amounts credited in 2019 by Farmer Mac to the accounts of the named executive officers under the NQDC Plan. These amounts are also reported in the "Summary Compensation Table" on page 40 in the "All Other Compensation" column.

3 The amounts listed represent the net amounts credited to the accounts of the named executive officers during 2019 under the NQDC Plan as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure above. These amounts do not represent above-market or preferential earnings and therefore are not reported in the "Summary Compensation Table" on page 40.

4 The amount shown as a withdrawal or distribution for Mr. Lynch represents the amount forfeited because his termination of employment on July 8, 2019 occurred before he had satisfied the three-year vesting requirement of the NQDC Plan.

5 The amounts listed represent the amounts of the NQDC Plan balances at the end of 2019 for each of the named executive officers other than Messrs. Carpenter and Ramsey. Mr. Covington forfeited the full amount of his stated balance as of the end of 2019 upon cessation of his employment with Farmer Mac on February 14, 2020 because he had not satisfied the three-year vesting requirement of the NQDC Plan. The following employer contribution amounts were previously reported as compensation for each named executive officer in the "Summary Compensation Table" in 2018: (i) $34,209 for Mr. Lynch; (ii) $17,955 for Mr. Covington; and (iii) $26,460 for Mr. Mullery.

Agreements with Executive Officers

Mr. Nordholm is the only current executive officer who is party to an employment agreement with Farmer Mac. Messrs. Carpenter, Covington, and Mullery participated in the Amended and Restated Executive Officer Severance Plan as of December 31, 2019. Farmer Mac's Board revised this Severance Plan on January 16, 2020, as described in Farmer Mac's Current Report on Form 8-K filed with the SEC on January 23, 2020, and designated Messrs. Carpenter, Covington, and Mullery for continued participation in that Plan. Mr. Covington resigned from Farmer Mac on February 14, 2020 and received separation pay as described in Farmer Mac's Current Report on Form 8-K filed with the SEC on February 14, 2020.

Employment Agreement with Farmer Mac's President and Chief Executive Officer

Farmer Mac's President and Chief Executive Officer, Mr. Nordholm, is party to an employment agreement ("Agreement") with Farmer Mac for an initial term of October 15, 2018 through March 31, 2021, subject to earlier termination as provided in the Agreement. The Agreement may be renewed following the expiration of the initial term for successive one-year periods upon a vote of the Board and Mr. Nordholm’s agreement in writing to any such renewal.

Under the Agreement, Farmer Mac and Mr. Nordholm have agreed to the following terms, among others:

•Base Salary. Mr. Nordholm’s annual base salary under the Agreement is initially set at $750,000, less applicable withholding for taxes and similar items. This base salary will be reviewed by Farmer Mac periodically and may be increased in the sole discretion of the Board or the Compensation Committee of the Board, although no increase in the base salary will be required during the initial term.

•Annual Incentive Compensation. Mr. Nordholm will be eligible for an annual cash incentive payment with a target of 80% of his base salary for work performed by Mr. Nordholm during the preceding calendar year, or portion thereof.

•Long-Term Incentive Compensation. Mr. Nordholm will be eligible to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board or the Compensation Committee of the Board in its sole discretion.

•Expense Reimbursement. Farmer Mac will reimburse actual reasonable and necessary business expenses incurred by Mr. Nordholm in carrying out his duties under the Agreement, in each case in accordance with Farmer Mac’s policies as in effect from time-to-time and subject to Mr. Nordholm’s compliance with the terms of those policies.

•Benefits. Mr. Nordholm will be eligible to participate in the welfare benefit plans and programs, incentive, savings, and retirement compensation programs, and other employee benefits generally available to other senior executives of Farmer Mac and on terms no less favorable than for other senior executives of Farmer Mac. Mr. Nordholm will also be entitled to five weeks of paid vacation per year.

•Events of Termination. Mr. Nordholm’s employment will terminate upon his death or disability and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Agreement), or by Mr. Nordholm voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Agreement.

•Payment of Accrued Compensation. If Mr. Nordholm’s employment is terminated for any reason (including upon expiration of the term of the Agreement), Farmer Mac will pay to Mr. Nordholm all base salary, expense reimbursements, vacation pay, and similar amounts accrued and unpaid as of the date of termination. These accrued and unpaid amounts shall not include any amount related to annual cash incentive payments.

•Payments Upon Death or Disability. Upon the termination of Mr. Nordholm’s employment due to death or other incapacity or disability, if Mr. Nordholm (or his estate or heirs) executes and does not revoke a separation agreement (including a full release of claims in favor of Farmer Mac), Farmer Mac will continue to pay Mr. Nordholm (or his estate or heirs), for the shorter of (i) 12 months, or (ii) the period ending when Mr. Nordholm ceases to receive or be eligible for disability insurance payments, the difference between his current base salary and the amount of disability insurance payments received by Mr. Nordholm under insurance policies provided by Farmer Mac in accordance with the Agreement.

•Severance Pay. If Farmer Mac terminates Mr. Nordholm’s employment other than for “cause” (as defined in the Agreement), or Mr. Nordholm terminates his employment in connection with an uncured material breach of the Agreement by Farmer Mac, subject to Mr. Nordholm’s execution of a separation agreement and release of claims, Farmer Mac shall, to the extent permitted by law and regulation, pay Mr. Nordholm the following severance benefits: (i) an aggregate lump sum amount in cash equal to the sum of (a) Mr. Nordholm’s base salary and (b) his base salary multiplied by the incentive compensation target (currently 80%), and (ii) continuation of health care coverage pursuant to COBRA and other insurance and fringe benefits, at Farmer Mac’s expense, until the earlier of (a) the date that is one year from the date of termination of his employment or (b) the date that he becomes eligible for medical insurance coverage through another employer. Any severance pay received by Mr. Nordholm from Farmer Mac under the Agreement will not be mitigated by any subsequent earnings by Mr. Nordholm from any other source. Mr. Nordholm shall not be entitled to severance pay under the Agreement due to the termination of employment upon the expiration of the term.

•Post-Termination Restrictive Covenants. In connection with any termination of employment of Mr. Nordholm for any reason under the Agreement, he has agreed (i) not to compete with Farmer Mac, other than with Farmer Mac’s written permission, for a period of two years; (ii) not to solicit any of Farmer Mac’s “members of management” (as defined in the Agreement) or employees for two years; (iii) not to disclose or use Farmer Mac’s “confidential information” (as defined in the Agreement); and (iv) not to disparage or diminish the reputation of Farmer Mac, its products, services, officers, directors, or employees.

•Service on Outside Boards. Farmer Mac has consented to Mr. Nordholm continuing to serve as a member of certain outside boards of directors for up to three years so long as the Board does not determine, in its sole discretion at any time, that any such role interferes with Mr. Nordholm’s job duties at Farmer Mac or that any such role presents a conflict of interest to serving as an employee or officer of Farmer Mac.

•Arbitration. Farmer Mac and Mr. Nordholm have agreed to resolve all legally actionable disputes that arise under the Agreement by binding arbitration before a panel of three arbitrators experienced in employment law. Any arbitration will be conducted in accordance with the rules applicable to employment disputes of the Model Employment Rules of the American Arbitration Association and the laws applicable to the claim.

Amended and Restated Executive Officer Severance Plan

On June 7, 2012, Farmer Mac's Board adopted an Executive Officer Severance Plan ("Original Plan"). The primary purpose of the Original Plan was to provide executive officers with reasonable compensation in the event of their termination of employment with Farmer Mac. On November 3, 2016, Farmer Mac's Board adopted an Amended and Restated Executive Officer Severance Plan ("Plan"). The Plan amends and restates in its entirety the Original Plan but retains all of the substantive provisions of the Original Plan other than the definition of a termination of employment for "cause." The definition of "cause" in the Original Plan was changed in the Plan to make the provisions enumerating the events that trigger a termination of employment for "cause" more favorable to Farmer Mac. The Plan became effective November 3, 2016, and each of Messrs. Lynch, Covington, and Mullery were designated for participation in the Plan as of that date. Mr. Carpenter was designated for participation in the Plan on May 8, 2019, his first day of employment with Farmer Mac.

Participation in the Plan is limited to certain executive officers of Farmer Mac who are designated by the plan administrator (Farmer Mac's President) and approved by the Compensation Committee, and who are not parties to individual employment agreements with Farmer Mac. To become a participant in the Plan (a "Participant"), the designated executive officers must execute a participation agreement ("Participation Agreement"), which sets forth the conditions for receipt of payments and benefits under the Plan. The Participation Agreement includes:

•an agreement not to compete for a period of one year following termination of employment;
•an agreement not to use confidential or proprietary information;
•an agreement not to solicit, for a period of one year following termination of employment, certain employees of Farmer Mac to engage in certain activity;
•an agreement not to solicit for employment any current or former Farmer Mac employee, unless the employee has ceased to be employed by Farmer Mac for at least six months and is not subject to non-compete covenants similar to those in the Participation Agreement;
•an agreement not to solicit customers for a period of one year following termination of employment; and
•an agreement not to disparage Farmer Mac following termination of employment.

Under the Plan, in the event of termination by Farmer Mac other than for cause (as defined in the Plan) or by the Participant after an adverse change in conditions of employment (as defined in the Plan), upon execution of a release, the Participant will be entitled to:

•an amount equal to the sum of the Participant's annual base salary and annual target bonus, payable in one lump sum;
•for 12 months, (a) Farmer Mac's coverage of the cost of premiums for the Participant and the Participant's eligible dependents under COBRA, subject to the Participant's continued compliance with the terms of the Participation Agreement, and (b) participate, at Farmer Mac's cost, in all Farmer Mac-sponsored life, accidental death, and disability insurance benefit plans or programs in which the Participant was participating at the time of termination to the extent permitted by the plans or programs and applicable law; and
•payment of accrued compensation, including base salary, accrued vacation, and annual incentive compensation calculated at the annual target bonus, prorated for the period of time worked during the year.

The payments described above will be in lieu of any other severance payments to Participants.

Upon termination of the Participant's employment due to disability (as defined in the Plan), Farmer Mac will pay, during the 12 months following termination, the difference between the Participant's base salary and the amount of disability insurance payments received by the Participant under Farmer Mac's long-term disability policy. If the Participant dies after the start of those payments, the balance will be payable in accordance with the beneficiary designation provisions of the Plan.

Participants are not required to mitigate amounts of payments by seeking employment or otherwise, and payments under the Plan will not be offset by amounts payable from new employment for services rendered during the 12 months following termination of employment with Farmer Mac. However, the Participant's eligibility for the continuation of COBRA and participation in Farmer Mac-sponsored life, accidental death, and disability insurance benefit plans or programs will immediately cease upon the start of the new employment.

Amounts payable to any Participant under the Plan are subject to any recoupment or clawback policy as may be implemented and interpreted by Farmer Mac, including those implemented to comply with the Dodd-Frank Act, or any other applicable law and regulation.

On January 16, 2020, Farmer Mac's Board approved revisions to the Amended and Restated Executive Officer Severance Plan (the "Revised Plan"), which retains the substantive provisions of the Plan, but revises the "Cause" definition to more closely track the current employment agreement of Farmer Mac’s Chief Executive Officer, clarifies the terms under which an executive may terminate employment on an adverse change in conditions of employment, removes payment of accrued vacation and accrued annual incentive pay from the severance payment, and makes other administrative and modernizing changes. Farmer Mac's Board also approved a new form of participation agreement with enhanced and clarified restrictions on competition, solicitation, and disparagement, made other procedural changes, and updated the form of release attached to the participation agreement. Of the named executive officers, Messrs. Carpenter and Mullery are the only current participants in the Revised Plan.

Under the Revised Plan, if Farmer Mac terminates a Participant’s employment other than for "Cause" (as defined in the Revised Plan) or if the Participant terminates his or her employment with Farmer Mac after an "Adverse Change in Conditions of Employment" (as defined in the Revised Plan), upon execution of a valid release agreement that becomes effective and irrevocable, the Participant will be entitled to:

•an amount equal to the sum of the Participant’s annual base salary and annual target bonus, payable in one lump sum;

•for 12 months, Farmer Mac’s payment of the cost of premiums for the Participant and the Participant’s eligible dependents for continuing health, dental, and vision benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), which amounts shall be limited to the excess over what Farmer Mac’s active employees are then required to pay for comparable benefits sponsored by the company and the payment of which shall also be subject to the Participant’s continued compliance with the terms of the Participation Agreement, with payment ceasing if the individual becomes eligible for a new employer’s coverage; and

•payment of any accrued and unpaid annual base salary and any unpaid expense reimbursements incurred by the Participant for ordinary and reasonable business expenses incurred in the course of conducting Farmer Mac business (but not including any accrued vacation pay or any accrued annual target bonus other than amounts not yet paid for service during an entire completed fiscal year, subject to discretion exercised in the ordinary course).

Under the Revised Plan, these payments and benefits will be in lieu of any other severance payments to Participants.

Potential Payments upon Termination and Change-in-Control

Other than Mr. Lynch and Mr. Ramsey, each of the current named executive officers would have been eligible to receive payments upon a termination without cause or upon a termination without cause due to disability, occurring as of December 31, 2019. None of these individuals would have been eligible to receive any payments upon resignation or retirement as of December 31, 2019.

The following table shows the total that would be payable to each of Messrs. Nordholm, Carpenter, Covington, and Mullery upon a termination without cause occurring as of December 31, 2019:

Name[1]	Base Salary	Non-Equity Incentive Compensation	Total
Bradford T. Nordholm	$750,000	$600,000	$1,350,000
Zachary N. Carpenter	$400,000	$200,000	$600,000
John C. Covington[2]	$380,000	$171,000	$551,000
Stephen P. Mullery	$425,000	$170,000	$595,000

1 As of December 31, 2019, each of Messrs. Nordholm, Carpenter, Covington, and Mullery would have also received all base salary and vacation pay accrued and unpaid as of the applicable date of termination; Messrs. Carpenter, Covington, and Mullery would have also received all incentive compensation accrued and unpaid as of the applicable date of termination; and each of Messrs. Nordholm, Carpenter, Covington, and Mullery would have also been entitled to continuation of health care coverage under COBRA and other life, accidental death, and disability insurance benefit plans or programs at Farmer Mac's expense for 12 months. As of January 16, 2020, Messrs. Carpenter, Covington, and Mullery were no longer eligible to receive accrued and unpaid vacation pay or accrued and unpaid incentive compensation. See "Executive Compensation Governance—Executive Compensation—Agreements with Executive Officers."

2 Mr. Covington resigned from Farmer Mac on February 14, 2020 and received separation pay as described in Farmer Mac's Current Report on Form 8-K filed with the SEC on February 14, 2020.

The following table shows the total that would be payable to each of the current named executive officers upon a termination without cause due to disability occurring as of December 31, 2019:

Name[1]	Base Salary	Non-Equity Incentive Compensation	Total
Bradford T. Nordholm	$750,000	$0	$750,000
Zachary N. Carpenter	$400,000	$0	$400,000
John C. Covington[2]	$380,000	$0	$380,000
Stephen P. Mullery	$425,000	$0	$425,000

1 In the event of a termination without cause due to a disability, Farmer Mac would pay each of Messrs. Nordholm, Carpenter, Covington, and Mullery the difference between his current base salary and the amount of disability insurance payments received by him under Farmer Mac's long-term disability policy during the 12 months following termination.

2 Mr. Covington resigned from Farmer Mac on February 14, 2020 and received separation pay as described in Farmer Mac's Current Report on Form 8-K filed with the SEC on February 14, 2020.

None of the named executive officers are eligible to receive additional payments upon a change-in-control of Farmer Mac.

Equity Compensation Plans

The following table provides information relating to compensation plans under which equity securities are authorized to be issued as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options or SARs or vesting of restricted stock	Weighted average exercise price of outstanding options and SARs (per share)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by stockholders	—	—	—
Equity compensation plans approved by stockholders	161,433	$46.47	1,350,739

As of December 31, 2019, SARs covering 413,681 shares (net of canceled shares, shares retained by Farmer Mac to satisfy withholding obligations, and shares disposed to Farmer Mac upon exercise) and 735,580 shares of restricted stock (net of canceled shares) had been granted under the Amended and Restated 2008 Omnibus Incentive Plan, leaving 1,350,739 shares of Class C Non-Voting Common Stock available for future issuance of grants under the plan as of that date. SARs granted under the Amended and Restated 2008 Omnibus Incentive Plan during 2019 have an exercise price of $82.76 per share.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board has adopted a written Related Person Transactions Approval Policy that is administered by the Corporate Governance Committee. This policy applies to any transaction or series of transactions in which Farmer Mac or any of its subsidiaries is a participant, the amount involved exceeds $120,000, and a "related person" has a direct or indirect material interest. The policy requires each director, director nominee, or executive officer involved in such a transaction to notify the General Counsel of each such transaction. Farmer Mac reviews all relationships and transactions in which Farmer Mac and its directors, director nominees, and executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest. Farmer Mac's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers regarding related person transactions. Under the policy, the General Counsel will determine whether a transaction meets the requirements of a "related person transaction" requiring review by the Corporate Governance Committee. Transactions that fall within this definition will be referred to the Corporate Governance Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve the transaction and will approve only those transactions that are in, or not inconsistent with, the best interests of Farmer Mac and its stockholders. If Farmer Mac becomes aware of an existing related person transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee, which will then evaluate all options available, including ratification, revision, or termination of the transaction. A related person transaction entered into without the Corporate Governance Committee's pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Corporate Governance Committee as promptly as reasonably practical after it is entered into. Transactions that are determined to be directly or indirectly material to Farmer Mac or a related person are disclosed in Farmer Mac's Proxy Statement as required by SEC rules.

Transactions with Related Persons in 2019

From time to time, Farmer Mac purchases or commits to purchase qualified loans, USDA-guaranteed portions, or AgVantage® securities from, or enters into other business relationships with, institutions that own 5% or more of a class of Farmer Mac's Voting Common Stock or that have an employee, officer, or director who is also a member of Farmer Mac's Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac. To the extent these transactions involve indebtedness issued by the related person, those transactions were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to Farmer Mac and did not involve more than the normal risk of collectability or present other unfavorable features. Although Farmer Mac entered into transactions with related persons in 2019, it was determined that none of those transactions resulted in a related person having a direct or indirect material interest that would require disclosure as a "related person transaction" under SEC rules. For more information about transactions between Farmer Mac and related persons, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Related Party Transactions" and Note 3 in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be "soliciting material," or to be "filed" with the SEC, and will not be deemed to be incorporated by reference into any filing by Farmer Mac under the Securities Act or the Exchange Act, except to the extent that Farmer Mac specifically requests that the information be treated as soliciting material or specifically incorporates the report by reference into a document.

The Audit Committee reviewed and recommended approval of a revised Audit Committee Charter, which was approved by the full Board on November 14, 2019. The complete text of the charter, which reflects standards set forth in SEC regulations and NYSE listing requirements, is available on Farmer Mac's website, www.farmermac.com, in the "Corporate Governance" portion of the "Investors" section. A print copy of the Audit Committee Charter is available free of charge upon written request to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006. The Audit Committee and the Board review and approve changes to the Audit Committee Charter annually.

In March 2020, the Board determined that: (1) all of the directors who serve on the Audit Committee are "independent," as defined in Farmer Mac's Corporate Governance Guidelines, and under the heightened independence requirements set forth under applicable SEC and NYSE rules for directors serving on the Audit Committee; and (2) Clark Maxwell, a member of the Audit Committee since June 6, 2008, is an "audit committee financial expert," as defined in SEC rules. Mr. Maxwell is not an auditor or accountant for Farmer Mac, does not perform field work, and is not an employee of Farmer Mac. In accordance with the SEC's safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed to be an "expert" for purposes of the federal securities laws. Also, the designation or identification as an audit committee financial expert does not impose on a director any duties, obligations, or liabilities that are greater than those imposed on that director as a member of the Audit Committee and Board in the absence of that designation or identification, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or Board.

Audit Committee Report for the Year Ended December 31, 2019

To Our Stockholders:

Management is primarily responsible for establishing and maintaining the financial public reporting process, including the system of internal accounting controls, and for the preparation of Farmer Mac's consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee, on behalf of the Board, monitors Farmer Mac's financial reporting processes and systems of internal accounting control, the independence and performance of the independent auditor, and the performance of the internal audit function. Farmer Mac's independent auditor is responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management's assessment of the effectiveness of Farmer Mac's internal control over financial reporting. The independent auditor will also express its own opinion on the effectiveness of Farmer Mac's internal control over financial reporting.

Management has represented to the Audit Committee that Farmer Mac's audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed Farmer Mac's audited consolidated financial statements with both management and Farmer Mac's independent auditor before their issuance. The Audit Committee has discussed with the independent auditor its evaluation of the accounting principles, practices, and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditor under rules and regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (PCAOB) and the standards established by the American Institute of Certified Public Accountants, including matters required to be discussed under PCAOB Auditing Standard No. 1301 (Communication With Audit Committees).

As to Farmer Mac's independent auditor, the Audit Committee, among other things, received from PricewaterhouseCoopers LLP the written disclosures as required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and discussed with them their independence from Farmer Mac and its management. The Audit Committee has reviewed and pre-approved the audit fees of the independent auditor. It also has approved non-audit services and reviewed fees for services to assure compliance with applicable provisions of the Exchange Act and applicable rules and regulations to assure compliance with the auditor independence requirements that prohibit independent auditors from performing specified services that might impair their independence, as well as compliance with Farmer Mac's and the Audit Committee's policies.

The Audit Committee discussed with Farmer Mac's independent auditor the overall scope of and plans for its audit. Finally, the Audit Committee continued to monitor the scope and adequacy of Farmer Mac's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

In reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Farmer Mac's audited consolidated financial statements in Farmer Mac's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission, as filed on February 25, 2020.

Audit Committee

Bruce J. Sherrick, Chairman	Everett M. Dobrinski
Sara L. Faivre	Clark B. Maxwell
Robert G. Sexton	Todd P. Ware

AUDIT MATTERS

Audit Fees

Farmer Mac incurred an aggregate of $1,822,000 in fees for 2019 and $1,546,000 in fees for 2018 for professional services rendered by PricewaterhouseCoopers LLP for the audit of Farmer Mac's 2019 and 2018 annual financial statements included in Farmer Mac's annual reports on Form 10-K, the audit of management's assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and the review of the financial statements included in Farmer Mac's quarterly reports on Form 10-Q during 2019 and 2018. Farmer Mac also incurred an aggregate of $0 in fees in 2019 and $18,000 in fees for 2018 for out-of-pocket expenses billed by PricewaterhouseCoopers LLP in connection with providing these services.

Audit-Related Fees

Farmer Mac incurred an aggregate of $190,000 in fees for 2019 and $109,000 in fees for 2018 for the services rendered by PricewaterhouseCoopers LLP, including the issuance of comfort letters and consultations on various accounting matters and other technical issues for assurance, that were reasonably related to the performance of the audit of Farmer Mac's annual financial statements and the review of the financial statements included in Farmer Mac's quarterly reports on Form 10-Q and not reported in "—Audit Fees" above.

Tax Fees

Farmer Mac incurred an aggregate of $115,000 in fees for both 2019 and 2018, respectively for professional services for tax compliance, tax advice, and tax planning rendered by PricewaterhouseCoopers LLP in tax years 2019 and 2018.

All Other Fees

Farmer Mac incurred an aggregate of $2,800 in fees for both 2019 and 2018 for use of PricewaterhouseCoopers LLP's research and analytics tools.

Audit Committee Pre-Approval Policies

Under the Audit Committee Charter and the Audit Committee's pre-approval policy and consistent with SEC policies on auditor independence, the Audit Committee considers and pre-approves, as appropriate, all auditing and permissible non-auditing services provided by Farmer Mac's independent auditor before the engagement of the independent auditor for those services. The Audit Committee handled the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for 2020. The Audit Committee has delegated the authority to grant pre-approvals to the chairman of the Audit Committee if pre-approval is necessary for business purposes and the convening of a meeting of the Audit Committee is not practicable. The chairman’s decisions to grant any pre-approval must be presented to the full Audit Committee at its scheduled meetings. All of the services provided by PricewaterhouseCoopers LLP in 2019 and 2018 were pre-approved by the Audit Committee or the chairman of the Audit Committee, in accordance with the Audit Committee's pre-approval policy.

PROPOSAL 2:
SELECTION OF INDEPENDENT AUDITOR

The By-Laws of Farmer Mac provide that the Audit Committee shall select Farmer Mac's independent auditor "annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting." The Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of Farmer Mac's financial statements.

PricewaterhouseCoopers LLP has served as Farmer Mac's independent auditor since March 2010. In determining whether to reappoint PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for 2020, the Audit Committee considered many factors, including:

•the professional qualifications of PricewaterhouseCoopers LLP and the lead engagement partner, including their technical expertise and industry knowledge;
•PricewaterhouseCoopers LLP's independence from Farmer Mac and its processes for maintaining its independence;
•PricewaterhouseCoopers LLP's depth of understanding of Farmer Mac's business, accounting policies and practices, and internal control over financial reporting;
•the quality of the Audit Committee's ongoing discussions with PricewaterhouseCoopers LLP and its evaluation of PricewaterhouseCoopers LLP's prior performance;
•PricewaterhouseCoopers LLP's tenure and the impact on Farmer Mac of changing auditors; and
•an evaluation of the lead audit partner, who the Audit Committee ensures is rotated at least every five years in accordance with SEC rules and PricewaterhouseCoopers LLP's policies.

Based on these factors and in accordance with the By-Laws, the Audit Committee has unanimously selected and recommended to the stockholders PricewaterhouseCoopers LLP as Farmer Mac's independent auditor for the fiscal year ending December 31, 2020.

This proposal is presented to the stockholders for approval as provided in the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of the independent auditor. The ratification of the appointment of PricewaterhouseCoopers LLP as Farmer Mac's independent auditor requires the affirmative vote of a majority of the votes cast by the holders of shares of Farmer Mac's Voting Common Stock entitled to vote and represented in person or by proxy at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders present at the Meeting.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditor for Farmer Mac for 2020. Proxies solicited by the Board will be so voted unless holders of Farmer Mac's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF FARMER MAC'S NAMED EXECUTIVE OFFICERS

In accordance with SEC rules adopted under the Dodd-Frank Act, Farmer Mac is seeking from its voting stockholders an advisory vote to approve the compensation of Farmer Mac's named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, the related tabular disclosures, and the accompanying narrative disclosures.

The Dodd-Frank Act requires Farmer Mac to hold an advisory vote to approve the compensation of Farmer Mac's named executive officers at least once every three years. Consistent with the vote of its stockholders at the 2017 Annual Meeting of Stockholders, Farmer Mac is presenting this non-binding vote to its stockholders on an annual basis.

Farmer Mac's executive compensation program is designed to attract, motivate, and retain highly qualified executive officers who are able to achieve corporate objectives, fulfill Farmer Mac's public policy mission, and enhance stockholder value. The Compensation Committee believes that Farmer Mac's executive compensation program reflects a strong pay-for-performance philosophy that is consistent with the risk tolerance of Farmer Mac and reflects the long-term interests of stockholders. The Compensation Discussion and Analysis section beginning on page 26 provides a more detailed discussion of Farmer Mac's executive compensation philosophy and program.

The Compensation Committee believes that Farmer Mac's executive compensation program has been effective at attracting and retaining a high-performing executive team that is appropriately motivated to achieve the strategic, financial, and operational goals established by the Board.

Voting stockholders are being asked to vote on the following resolution:

RESOLVED, that the voting stockholders of the Federal Agricultural Mortgage Corporation approve, on an advisory basis, the compensation of Farmer Mac's named executive officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the related tabular disclosures, and the accompanying narrative disclosures.

This advisory vote to approve the compensation of Farmer Mac's named executive officers is not binding. The outcome of the vote on this proposal by stockholders will not require Farmer Mac's Board or the Compensation Committee to take any action on Farmer Mac's executive compensation practices. However, the Board values the opinions of Farmer Mac's stockholders as expressed through their votes and communications and will consider the result of the vote when determining future executive compensation arrangements.

Adoption of this non-binding resolution will require the affirmative vote of a majority of the votes cast by the holders of shares of Farmer Mac's Voting Common Stock entitled to vote and represented in person or by proxy at the Meeting. The Board of Directors recommends a vote FOR adoption of the resolution approving, on an advisory basis, the compensation of Farmer Mac's named executive officers, as described in this Proxy Statement, including the Compensation Discussion and Analysis, the related tabular disclosures, and the accompanying narrative disclosures. Proxies solicited by the Board will be so voted unless holders of Farmer Mac's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

SOLICITATION OF PROXIES

Farmer Mac will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy materials. Farmer Mac has retained Georgeson LLC to act as Farmer Mac's proxy solicitation firm for a fee of $6,000 plus expenses. Besides solicitation by mail, employees of Georgeson LLC may solicit proxies by telephone, electronic mail, or personal interview. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation material to the beneficial owners of shares of Voting Common Stock held of record by them, and Farmer Mac will reimburse them for their reasonable expenses.

OTHER MATTERS

In addition to the scheduled items of business set forth in this Proxy Statement, the enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with its members' best judgment on all other matters that may be brought before the Meeting or any adjournment or postponement thereof and matters incident to the Meeting. The Board does not know of any other matter that may properly be presented for action at the Meeting. If any other matters not known at the time this Proxy Statement was printed are properly brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members' best judgment.

Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, which includes financial statements. Written requests should be directed to Farmer Mac's Secretary at 1999 K Street, N.W., Fourth Floor, Washington, D.C. 20006. A copy of Farmer Mac's most recent Form 10-K is also available on its website (www.farmermac.com) in the "Financial Information" portion of the "Investors" section. Please note that all references to www.farmermac.com and www.sec.gov in this Proxy Statement are inactive textual references only and that the information contained on these websites is not incorporated by reference into this Proxy Statement.

_____________________________
The giving of your proxy will not affect your right to vote your shares personally if you attend the Meeting. In any event, it is important that you complete, sign, and return the enclosed proxy card promptly to ensure that your shares are voted.

By order of the
Board of Directors,

Stephen P. Mullery
Secretary

April 6, 2020
Washington, D.C.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

2020 Annual Meeting of Stockholders

May 7, 2020
8:00 a.m. local time

This Proxy is Solicited on Behalf of the Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY — CLASS A

Please mark your votes like this **X**

NOMINEES:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

❍ (01) Dennis L. Brack ____________
❍ (02) James R. Engebretsen ____________
❍ (03) W. David Hemingway ____________
❍ (04) Mitchell A. Johnson ____________
❍ (05) Todd P. Ware ____________

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.

***TO CUMULATE YOUR VOTE, SEE INSTRUCTION AT RIGHT.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditor for Farmer Mac for the fiscal year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 2.

	FOR	AGAINST	ABSTAIN
3. Proposal to approve, on an advisory basis, the compensation of Farmer Mac's named executive officers disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote "FOR" proposal 3.

***INSTRUCTIONS TO CUMULATE YOUR VOTE:** To cumulate your vote for one or more of the listed nominees, write the manner in which such votes shall be cumulated by indicating the allocation by percentage or number of votes in the space to the right of the nominee name(s). The cumulative number of votes you have is 5 times the number of shares of Class A Voting Common Stock you owned on March 6, 2020. All of your votes may be cast for a single nominee or may be distributed among any number of nominees. If you are cumulating your vote, do not mark the circle to the left of the name of the nominee(s) for whom you are voting.

CONTROL NUMBER

Signature________________________________ **Signature, if held jointly**__________________________________ **Date**___________, **2020.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLASS A VOTING COMMON STOCK
FEDERAL AGRICULTURAL MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
8:00 a.m. on May 7, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Proxy Card, and 2019 Annual Report are available at www.farmermac.com/investors/financial-information/

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2020

The undersigned hereby appoints Aparna Ramesh, Stephen P. Mullery, and Bradford T. Nordholm, and any of them, as Proxies for the undersigned and to vote all of the shares of **Class A Voting Common Stock** of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION ("Farmer Mac") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Farmer Mac to be held at 8:00 a.m. on May 7, 2020 at Farmer Mac, 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006, and at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the election of all nominees, FOR proposal 2, and FOR proposal 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

2020 Annual Meeting of Stockholders

May 7, 2020
8:00 a.m. local time

This Proxy is Solicited on Behalf of the Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY — CLASS B

Please mark your votes like this **X**

1. Election of Directors

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

❍ (01) Richard H. Davidson __________
❍ (02) Everett M. Dobrinski __________
❍ (03) Amy H. Gales __________
❍ (04) Robert G. Sexton __________
❍ (05) Daniel L. Shaw __________

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.

***TO CUMULATE YOUR VOTE, SEE INSTRUCTION AT RIGHT.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends a vote "FOR" proposal 2.

The Board of Directors recommends a vote "FOR" proposal 3.

***INSTRUCTIONS TO CUMULATE YOUR VOTE:** To cumulate your vote for one or more of the listed nominees, write the manner in which such votes shall be cumulated by indicating the allocation by percentage or number of votes in the space to the right of the nominee name(s). The cumulative number of votes you have is 5 times the number of shares of Class B Voting Common Stock you owned on March 6, 2020. All of your votes may be cast for a single nominee or may be distributed among any number of nominees. If you are cumulating your vote, do not mark the circle to the left of the name of the nominee(s) for whom you are voting.

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2020.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLASS B VOTING COMMON STOCK
FEDERAL AGRICULTURAL MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
8:00 a.m. on May 7, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Proxy Card, and 2019 Annual Report are available at www.farmermac.com/investors/financial-information/

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2020

The undersigned hereby appoints Aparna Ramesh, Stephen P. Mullery, and Bradford T. Nordholm, and any of them, as Proxies for the undersigned and to vote all of the shares of **Class B Voting Common Stock** of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION ("Farmer Mac") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Farmer Mac to be held at 8:00 a.m. on May 7, 2020 at Farmer Mac, 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006, and at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the election of all nominees, FOR proposal 2, and FOR proposal 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed on the other side)